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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Candela Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CANDELA CORPORATION
530 Boston Post Road
Wayland, Massachusetts 01778
(508) 358-7400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

        The annual meeting of stockholders of Candela Corporation, a Delaware corporation (the "Company"), will be held on Friday, December 12, 2008, at 10:00 a.m. (local time), at the offices of Dewey & LeBoeuf LLP, 23rd Floor, 260 Franklin Street, Boston, Massachusetts 02110, for the following purposes:

  1.
  To elect the following six persons as members to the Board of Directors, each to serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal:

  (i)
  George A. Abe;

  (ii)
  Ben Bailey III;

  (iii)
  Nancy E. Nager;

  (iv)
  Gerard E. Puorro;

  (v)
  Kenneth D. Roberts; and

  (vi)
  Douglas W. Scott.

  2.
  To approve and adopt the Company's 2008 Stock Plan.

  3.
  To approve and adopt an amendment to the Company's Amended and Restated Certificate of Incorporation to create a class of preferred stock, $0.01 par value per share, and to authorize the issuance of up to 5,000,000 shares of such preferred stock.

  4.
  To ratify the selection of BDO Seidman, LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending June 27, 2009.

  5.
  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on October 13, 2008, the record date fixed by the Board of Directors for such purpose.

        All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are requested to (i) sign the enclosed proxy card and return it in the enclosed postage-prepaid envelope by return mail or (ii) complete a proxy via the internet or by telephone in accordance with the instructions listed on the proxy card. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the meeting. If your shares of the Company's common stock, $0.01 par value per share, are registered directly in your name with the Company's transfer agent as of the record date, you may vote in person at the meeting even if you have returned a proxy.

By Order of the Board of Directors,
Paul R. Lucchese Secretary
Wayland, Massachusetts November 12, 2008

Stockholders are requested to sign the enclosed proxy card and return it in the enclosed postage-prepaid envelope by return mail

-OR-

to complete a proxy via the internet or by telephone
in accordance with the instructions listed on the proxy card.

 CANDELA CORPORATION
530 Boston Post Road
Wayland, Massachusetts 01778
(508) 358-7400

PROXY STATEMENT
November 12, 2008

GENERAL INFORMATION

        Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors (the "Board of Directors") of Candela Corporation (the "Company") for use at the annual meeting of stockholders of the Company (the "Annual Meeting") to be held on Friday, December 12, 2008, at 10:00 a.m. (local time), at the offices of Dewey & LeBoeuf LLP, 23rd Floor, 260 Franklin Street, Boston, Massachusetts 02110.

        Only stockholders of record as of the close of business on October 13, 2008 (the "Record Date") will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, 22,835,433 shares of common stock, $0.01 par value per share, of the Company (the "Common Stock") were issued and outstanding.

        Each share outstanding as of the Record Date will be entitled to one vote on any proposal presented at the Annual Meeting.

        If a stockholder's shares of Common Stock are registered directly in the stockholder's name with the Company's transfer agent as of the Record Date, the stockholder is considered a holder of record of the shares (a "Holder of Record"). A Holder of Record may vote in person or by proxy. Execution of a proxy will not in any way affect a Holder of Record's right to attend the Annual Meeting and vote in person. A Holder of Record delivering a proxy may revoke it at any time before the taking of the vote at the Annual Meeting by: (i) filing with the Secretary of the Company a written notice of revocation bearing a later date than the proxy; (ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company; or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Candela Corporation, 530 Boston Post Road, Wayland, Massachusetts 01778, Attention: Paul R. Lucchese, Secretary, before the taking of the vote at the Annual Meeting.

        If a stockholder's shares of Common Stock are held in the name of a bank, brokerage account or other nominee as of the Record Date, the stockholder is considered a beneficial owner of the shares (a "Beneficial Owner"). A Beneficial Owner may direct his, her or its bank, broker, or other nominee on how to vote the shares by following the voting instructions provided by the Beneficial Owner's bank, broker or other nominee. A Beneficial Owner may change how the Beneficial Owner's bank, broker, or nominee will vote the shares by following the procedures provided by the bank, broker, or nominee. If a broker holds shares of Common Stock for a Beneficial Owner and the Beneficial Owner does not direct the broker on how to vote the shares, then the broker typically has the discretionary authority to vote those shares on "routine" proposals (i.e., proposals no. 1 and 4). However, without specific voting instructions from the Beneficial Owner, the broker generally is not allowed to exercise the broker's voting discretion with respect to the approval of non-routine matters (i.e., proposals no. 2 and 3). Therefore, it is important for Beneficial Owners to direct their brokers on how to vote their shares of Common Stock. If a Beneficial Owner wishes to attend the Annual Meeting and vote in person, the Beneficial Owner must first obtain a legal proxy from his, her or its bank, broker or other nominee giving the Beneficial Owner the right to vote the shares at the Annual Meeting.

        The representation in person or by proxy of at least a majority of all shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee for election as Director, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "non-vote" occurs when a broker holding shares for a Beneficial Owner votes on one proposal but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the Beneficial Owner.

        The election of Directors by the stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting, and votes withheld will not be counted toward the achievement of a plurality. Abstentions and broker "non-votes" are not considered to have been voted with respect to such matter and will not be counted towards the achievement of a plurality. With respect to the amendment to the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), an affirmative vote of a majority of the outstanding shares is required for approval. Abstentions and broker "non-votes" have the practical effect of a vote against the amendment to the Certificate of Incorporation. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present in person or represented by proxy and voting on each such matter is required for approval. On such other matters, abstentions and broker "non-votes" with respect to a particular matter are not considered to have been voted with respect to such matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

        Each of the persons named as proxies on the proxy card is a Director or officer of the Company. All properly completed proxies returned in time to be cast at the Annual Meeting will be voted. With respect to the election of Directors, any stockholder submitting a proxy has the right to withhold authority to vote for any individual nominee or group of nominees to the Board of Directors in the manner provided on the proxy. In addition to the election of Directors, the stockholders will act upon proposals (i) to approve and adopt the Company's 2008 Stock Plan (the "2008 Stock Plan"); (ii) to approve and adopt an amendment to the Certificate of Incorporation to create a class of preferred stock, $0.01 par value per share (the "Preferred Stock") and to authorize the issuance of up to 5,000,000 shares of Preferred Stock; and (iii) to ratify the selection of the Company's independent registered public accounting firm. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is indicated.

        The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may be properly taken and upon which the persons named as proxies on the proxy card may exercise discretion under applicable law, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies on the proxy card.

        An Annual Report to Stockholders, containing financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended June 28, 2008, is being mailed together with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. The Company anticipates first mailing to stockholders this Proxy Statement and the accompanying form of proxy and Annual Report to Stockholders on or about November 14, 2008.

 PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The Board of Directors has nominated each of the persons named below for election as a Director of the Company and recommends that each nominee be elected a Director of the Company. Each nominee for Director has indicated his or her willingness to serve if elected; however if any nominee should be unable or unwilling to serve, the proxies will be voted for the election of a substitute nominee designated by the Board of Directors or for fixing the number of Directors at a lesser number. Each Director will be elected to serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal.

Name	Age	Position
George A. Abe(2)(3)	47	Director
Ben Bailey III(1)(3)	59	Director
Nancy E. Nager(1)(2)(3)	57	Director
Gerard E. Puorro(4)	61	President, Chief Executive Officer and Director
Kenneth D. Roberts(1)(3)	75	Chairman of the Board of Directors
Douglas W. Scott(1)(2)(3)	62	Director

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating Committee.

(4)
Member of the Option and SAR Committee.

        Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for a nominee will be voted FOR the election of that nominee. All of the nominees are currently Directors of the Company. Proxies cannot be voted for more than six nominees.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.

        Information regarding the nominees for Director and further information with respect to the Board of Directors is set forth below.

Occupations of Directors

        Mr. Abe has been a Director of the Company since January 2003. Mr. Abe has been President and Chief Executive Officer of Cambridge Research and Instrumentation ("CRI"), a provider of diagnostic imaging solutions for life science and medical research, since June 2003. From February 2002 until June 2003, Mr. Abe was a Vice President of CRI. From May 1997 to November 2001, Mr. Abe held Vice President positions in Strategy, Development and Marketing with Genuity (formerly GTE), an internet infrastructure service provider. Prior to that, Mr. Abe held several technical and management positions with BBN Corp, a high technology and services company.

        Mr. Bailey has been a Director of the Company since January 2003. Mr. Bailey has been a Vice President of Massachusetts Capital Resource Company, a source of risk capital for Massachusetts businesses, since May 1985. From June 1976 until May 1985, Mr. Bailey held a number of positions (most recently as a Vice President) with the High Technology Lending Group at Bank of Boston. From June 1974 until June 1976, Mr. Bailey was employed at Chemical Bank in New York. Mr. Bailey served on the National Science Foundation's Advisory Committee for Smaller Business Industrial Innovation (SBIR) from June 1995 to April 2001.

        Ms. Nager has been a Director of the Company since February 1999. Ms. Nager has been the Principal and Chief Executive Officer of SBSC, Inc., formerly known as SBS Consulting, Inc. and Specialized Health Management, Inc., a privately-held behavioral healthcare and medical billing corporation, since 1990. From 1976 until 1990, Ms. Nager held a number of positions in nursing and hospital administration (most recently as Chief Operating Officer) with Charles River Hospital, a private psychiatric facility in Wellesley, Massachusetts. From 1990 until 1993, Ms. Nager also provided corporate level consulting to Community Care Systems, Inc., the parent company of Charles River Hospital.

        Mr. Puorro has been a Director of the Company since September 1991. Mr. Puorro has been President and Chief Executive Officer of the Company since April 1993. From December 1992 until April 1993, Mr. Puorro was Senior Vice President, Chief Financial Officer and Chief Operating Officer of the Company, and from April 1989 until December 1992, Mr. Puorro was Senior Vice President and Chief Financial Officer of the Company. Prior to joining the Company, Mr. Puorro was Vice President and Controller at Massachusetts Computer Corporation, a manufacturer of micro-supercomputers.

        Mr. Roberts has been a Director of the Company since August 1989 and Chairman of the Board of Directors since November 1991. Mr. Roberts has been an independent management consultant since January 1989. From November 1992 until June 1995, Mr. Roberts was employed on a part-time basis as Vice President and Chief Financial Officer of Foster Miller, Inc., an engineering services company. From July 1986 until December 1988, Mr. Roberts was Vice President, Treasurer and Chief Financial Officer of Massachusetts Computer Corporation, a manufacturer of micro-supercomputers. Prior to that, Mr. Roberts was Senior Vice President and Treasurer of Dynatech Corporation (now named Acterna Corporation), a provider of diversified high technology products and services.

        Mr. Scott has been a Director of the Company since September 1991. Mr. Scott has been a partner at Phildius, Kenyon & Scott, a health care consulting and investment firm, since 1985. From 1989 until June 2008, Mr. Scott was the President, Chief Operating Officer and a Director of Avitar, Inc., a publicly-held health care company. From December 1989 until April 1991, Mr. Scott was Chief Executive Officer of Avitar, Inc.

Meetings of the Board of Directors and Committees Thereof

        The Board of Directors met ten times during the fiscal year ended June 28, 2008. In accordance with NASDAQ Stock Market Rule 4350(c)(1), the Board of Directors has determined that a majority of members of the Board of Directors are independent directors (as defined in NASDAQ Stock Market Rule 4200(a)(15)) and that Mr. Roberts, Mr. Abe, Mr. Bailey, Ms. Nager and Mr. Scott are independent directors.

        The Company has standing Audit, Compensation, Nominating and Option and SAR Committees.

        The Audit Committee, of which Mr. Roberts, Mr. Bailey, Mr. Scott and Ms. Nager are members, reviews all financial functions of the Company, including matters relating to the appointment, compensation and activity of the Company's independent registered public accounting firm. The Audit Committee met seven times during the fiscal year ended June 28, 2008. The Board of Directors has determined that Mr. Roberts and Mr. Bailey are audit committee financial experts and that all members of the Audit Committee are independent directors. The Audit Committee operates under a written charter adopted by the Board of Directors and amended at a meeting of the Audit Committee on January 26, 2004. The Company has posted the charter to the "Investor Relations" section of its website at www.candelalaser.com.

        The Compensation Committee, of which Mr. Scott, Mr. Abe and Ms. Nager are members, determines the Company's compensation philosophy and policies, determines the compensation of the Chief Executive Officer and other executive officers, determines the compensation of members of the

Board of Directors and committees thereof, and administers the Company's stock plans. The Compensation Committee met nine times during the fiscal year ended June 28, 2008. The Chief Executive Officer makes recommendations to the Compensation Committee regarding the planned objectives and compensation levels of the other executive officers. The overall plans and operating performance levels, upon which executive officer compensation is based, are reviewed and approved by the Compensation Committee. The Compensation Committee operates under a written charter adopted by the Board of Directors on February 11, 2005. The Company has posted the charter to the "Investor Relations" section of its website at www.candelalaser.com.

        The Nominating Committee, of which Mr. Abe, Mr. Bailey, Ms. Nager, Mr. Roberts and Mr. Scott are members, selects or recommends for selection by the Board of Directors nominees for Director, reviews all stockholder proposals submitted to the Company relating to the nomination of a member of the Board of Directors and recommends to the Board of Directors appropriate action with respect to each such proposal, and reviews and makes recommendations to the Board of Directors regarding the composition and structure of the Board of Directors. The Nominating Committee did not meet during the fiscal year ended June 28, 2008. None of the members of the Nominating Committee are officers or employees of the Company and aside from being Directors of the Company, each is otherwise independent of the Company (as independence is defined pursuant to NASDAQ Stock Market Rule 4200(a)(15)). The Nominating Committee does not operate under the terms of a written charter. Neither the Board of Directors nor the Nominating Committee has approved any specific criteria or qualifications for nominees for Director to maintain flexibility in the nomination process, although from time to time the Board of Directors and the Nominating Committee may identify certain skills or attributes (e.g., financial experience, business experience, sales and marketing experience, independence, character, and leadership) as being particularly desirable to meet specific needs of the Board of Directors.

        In identifying potential candidates for membership on the Board of Directors, the Nominating Committee relies on suggestions and recommendations from the Board of Directors, stockholders, management, and others. The Nominating Committee does not distinguish between nominees recommended by stockholders and other nominees. From time to time, the Nominating Committee may also retain search firms to assist it in identifying potential candidates for Director, gathering information about the background and experience of such candidates and acting as an intermediary with such candidates. The Company's By-Laws, as amended, set forth the procedures a stockholder must follow to nominate a Director.

        The Option and SAR Committee, of which Mr. Puorro is the sole member, grants stock rights to employees of the Company below the level of executive officer pursuant to the Company's stock plans, within parameters set by the Board of Directors. The Option and SAR Committee acted by written consent but held no meetings during the fiscal year ended June 28, 2008.

        During the fiscal year ended June 28, 2008, no incumbent Director attended less than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served, in each case held during the period for which he or she served as a Director. The Company does not have a policy with regard to members of the Board of Directors attending the annual meeting of stockholders. The Board of Directors was composed of six members as of the last annual meeting of stockholders on December 11, 2007. All of these members attended the last annual meeting of stockholders.

Legal Proceedings

        On April 2 and April 22, 2008, respectively, two substantially similar putative class action lawsuits, entitled Western Pa. Elec. Employees Pension Fund, et al., 1:08-cv-10551-DPW ("Western Pa.") and Caballero v. Candela Corp., et al., Civ. No. 1:08-cv-10673-DPW, were filed against the Company and two of its officers in the United States District Court for the District of Massachusetts purporting to assert claims for violations of §§10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, and seeking, among other things, compensatory damages and reasonable costs and expenses. On June 2, 2008, plaintiffs in the Western Pa. case formally moved for consolidation and the appointment of lead plaintiff and lead counsel. On July 10, 2008, that motion was granted, the cases were consolidated, and a lead plaintiff and lead counsel were appointed. On August 25, 2008, the lead plaintiff filed a consolidated amended complaint. The consolidated and amended complaint purports to be brought on behalf of all open-market purchasers of the Company's Common Stock from November 1, 2005 through August 21, 2006 and alleges that the Company made certain false and misleading statements to investors expressing optimism regarding its financial condition and failed to disclose (i) the possibility that Palomar Medical Technologies, Inc., one of the Company's competitors, would initiate patent enforcement litigation against the Company and (ii) that the Company was purportedly losing market share to its competitors.

        On April 16, 2008, a stockholder derivative action entitled Forlenzo v. Puorro, et al., Civ. No. 08-1532, was filed in Middlesex County, Massachusetts Superior Court against the individual members of the Company's Board of Directors and certain of its current and former officers purporting to assert claims for breach of fiduciary duty and related claims arising out of allegations similar to those asserted in the class action litigation discussed above. The complaint seeks, on behalf of the Company, among other things, damages, restitution, and injunctive relief.

 PROPOSAL NO. 2

APPROVAL AND ADOPTION OF THE 2008 STOCK PLAN

        On October 27, 2008, the Board of Directors adopted the 2008 Stock Plan, subject to the approval of and adoption by the Company's stockholders. The 2008 Stock Plan provides for the grant of incentive stock options to employees and the grant of non-qualified stock options, stock appreciation rights ("SARs"), restricted stock and restricted stock units ("RSUs") to employees, consultants, Directors, and officers of the Company. A copy of the 2008 Stock Plan is attached to this Proxy Statement as Appendix A.

        The Board of Directors adopted the 2008 Stock Plan to replace the Company's Third Amended and Restated 1998 Stock Plan (the "1998 Stock Plan"), which expired pursuant to its terms on September 18, 2008. There are no shares available for future grant under the 1998 Stock Plan. As of the Record Date, there were 3,799,682 shares of Common Stock underlying all outstanding Options (as defined below) and SARs that were issued pursuant to the 1998 Stock Plan. Please see the section entitled Equity Compensation Plan Information for additional information regarding Common Stock underlying options, warrants and rights outstanding under equity compensation plans offered by the Company.

        As of the Record Date, the fair market value of the Common Stock (which was $0.99) was less than the exercise price of all Options and SARs outstanding on such date (which had a weighted average exercise price of $8.20). Because of this disparity, the Board of Directors believes that (i) such outstanding Options and SARs are insufficient to help the Company retain qualified employees and (ii) it is necessary for the Company to continue to grant Options, SARs, restricted stock, and RSUs to attract and retain employees.

        If the stockholders approve and adopt the 2008 Stock Plan, then 1,300,000 shares of Common Stock will be available for future grant under the 2008 Stock Plan.

        The material features of the 2008 Stock Plan are outlined below.

Purpose

        The purpose of the 2008 Stock Plan is to encourage all officers and employees of the Company and other individuals, including Directors and consultants who render services to the Company, by providing them with opportunities to participate in the ownership of the Company through:

  •
  the grant of options that qualify as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code");

  •
  the grant of options that do not qualify as ISOs ("Non-Qualified Options");

  •
  the grant of SARs;

  •
  the grant of restricted stock; and

  •
  the grant of RSUs.

        Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." Options, SARs, restricted stock and RSUs are referred to hereafter individually as a "Stock Right" and collectively as "Stock Rights."

Administration

        The Compensation Committee of the Board of Directors administers the 2008 Stock Plan. Subject to the provisions of the 2008 Stock Plan, the Compensation Committee has the authority to select the persons to whom Stock Rights are granted and determine the terms of each Stock Right. Subject to certain limitations set forth in the 2008 Stock Plan, the Board of Directors may appoint other committees to administer the 2008 Stock Plan and also may delegate to any officer of the Company certain authority under the 2008 Stock Plan, including the authority to grant Stock Rights. All references in this Proposal No. 2 to the Compensation Committee shall generally include such other committees as may be appointed by the Board of Directors.

Eligible Employees and Others

        ISOs may be granted to employees of the Company. Non-Qualified Options, SARs, restricted stock and RSUs may be granted to any employee, officer, Director or consultant of the Company. Currently, approximately 396 employees and officers and each of the Directors of the Company are eligible to participate in the 2008 Stock Plan.

Shares of Common Stock Subject to the 2008 Stock Plan

        The 2008 Stock Plan authorizes the issuance of up to 1,300,000 shares of the Company's Common Stock. The shares of Common Stock subject to Stock Rights may be authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company in any manner. As of the Record Date, the fair market value of the Common Stock was $0.99 per share. Any shares of Common Stock subject to a Stock Right which for any reason expires or terminates unexercised or terminates without the delivery of shares of Common Stock may again be available for future grants under the 2008 Stock Plan. No employee may be granted Options and/or SARS with respect to more than 700,000 shares of Common Stock in any one fiscal year. No employee may be granted restricted stock or RSUs having a fair market value in excess of $2,000,000 in any one fiscal year. The number of shares of Common Stock available under the 2008 Stock Plan, the award limits and a grantee's rights with respect to Stock Rights granted, unless otherwise specifically provided in the written instrument relating to the grant of such Stock Right, shall be adjusted upon the occurrence of any of the following: stock dividends, stock splits, consolidation, mergers, recapitalizations, reorganizations, dissolution or liquidation.

Awards under the 2008 Stock Plan

         Options and SARs.    The Compensation Committee may grant ISOs, Nonqualified Stock Options and SARs in tandem with an Option or on a free standing basis. Each Option or SAR expires on the date specified by the Compensation Committee, but not more than (i) ten years from the date of grant in the case of Options and SARs generally and (ii) five years from the date of grant in the case of ISOs granted to an employee possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. Options and SARs are subject to early termination in certain circumstances. The exercise price per share of Common Stock of an Option may not be less than fair market value (as defined in the 2008 Stock Plan) per share of Common Stock on the date of grant. In the case of an ISO to be granted to an employee possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the exercise price per share of Common Stock may not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. The aggregate fair market value (determined on the date of grant) of the shares of Common Stock subject to ISOs granted to an employee and which first become exercisable during any calendar year cannot exceed $100,000. The grant price of SARs may not be less than the fair market value per share of Common Stock on the date of grant, provided that the grant price of SARs granted in tandem with an Option shall equal the exercise price of the related Option. Options and SARs may either be fully exercisable at the time of the grant or may become exercisable in such installments as the Compensation Committee may specify. Vested Options and SARs may be exercised, in whole or in part, by giving written notice to the Company, stating the number of shares of Common Stock with respect to which the Option or SAR is being exercised, accompanied by payment in full for such shares of Common Stock in the case of Options. The Compensation Committee has the right to accelerate the date of exercise of any installment of any Option or SAR.

         Restricted Stock and RSUs.    The Compensation Committee may grant restricted stock and RSUs. The instrument relating to the grant of restricted stock and RSUs will specify the restrictions that the Compensation Committee may impose, the number of shares of restricted Common Stock to be granted, and such other provisions as the Compensation Committee may determine. The restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Compensation Committee determines at the time of the grant of the restricted stock or RSUs. Except as otherwise provided in the applicable instrument relating to the grant of the restricted stock or RSUs, a grantee shall have all of the rights of a stockholder with respect to the restricted stock, and such grantee shall have none of the rights of a stockholder with respect to RSUs until such time as shares of Common Stock are paid in settlement of the RSUs.

Performance-Based Compensation

        The Compensation Committee may take any action as may be necessary to ensure that Stock Rights granted under the 2008 Stock Plan qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code. Any Stock Right granted under the 2008 Stock Plan which is intended to qualify as "performance-based compensation" may be conditioned on the attainment of one or more of the following performance goals: earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, economic value created, market share, net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets, return on capital (based on earnings or cash flow), return on equity, return on investment, revenue, cash flow, operating margin, share price, total stockholder return, total market value, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation or information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

Transferability of Awards

        ISOs are not transferable by the optionee or grantee except by will or by the laws of descent and distribution. Non-Qualified Options, SARs, restricted stock and RSUs are transferable to the extent determined by the Compensation Committee and as set forth in the instrument relating to the grant of any such Non-Qualified Options, SARs, restricted stock and RSUs.

Termination of Employment

        Unless otherwise specified in the instrument relating to the grant of an ISO, if an ISO optionee ceases to be employed other than reason of death or disability, all unvested ISOs shall terminate and the vested ISOs shall terminate on the earlier of three months after the date of termination of employment or the specified expiration date. If an ISO optionee ceases to be employed by reason of death or disability, all unvested ISOs shall terminate and the vested ISOs shall terminate on the earlier of one hundred and eighty days after the date of termination of employment or the specified expiration date. The Compensation Committee shall specify in the instrument relating to the grant of Nonqualified Options, SARs, restricted stock and RSUs the treatment of such Stock Rights upon a grantee's termination of employment.

Amendment and Termination

        The Board of Directors may adopt amendments, subject, in certain cases, to stockholder approval, and may terminate the 2008 Stock Plan at any time (although such action shall not affect Stock Rights previously granted). No Stock Rights may be granted under the 2008 Stock Plan after October 26, 2018.

Federal Income Tax Consequences

        The following discussion summarizes certain U.S. federal income tax considerations for persons receiving Stock Rights under the 2008 Stock Plan and certain U.S. federal income tax consequences to the Company, based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations and existing administrative rulings of the IRS. However, the summary is not intended to be a complete discussion of all the federal income tax consequences of the 2008 Stock Plan.

ISOs

  1.
  In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares of Common Stock to him or her upon the exercise of the ISO, and the Company is not entitled to a federal income tax deduction upon either grant or exercise of an ISO.

  2.
  If shares of Common Stock acquired upon exercise of an ISO are not disposed of within (i) two years from the date the ISO was granted and (ii) one year from the date the shares of Common Stock are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares of Common Stock and the exercise price generally will be treated as capital gain or loss to the optionee.

  3.
  If shares of Common Stock acquired upon exercise of an ISO are disposed of and the optionee does not satisfy the Holding Periods (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares of Common Stock at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition. In any year that an optionee recognizes ordinary income on a Disqualifying Disposition of shares of Common Stock acquired by exercising an ISO, the Company generally is required to report and withhold income and employment taxes on this amount for an optionee who is an employee and the Company should be entitled to a corresponding federal income tax deduction. The difference between the amount realized by the optionee as the result of a Disqualifying Disposition and the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules generally will be treated as capital gain or loss.

  4.
  The exercise of an ISO may result in alternative minimum tax liability. The excess of the fair market value of the shares purchased on exercise of an ISO over the exercise price paid for such shares is considered alternative minimum taxable income for alternative minimum tax purposes.

Non-Qualified Options

  1.
  In general, no taxable income results to the optionee upon the grant of a Non-Qualified Option, and the Company is not entitled to a federal income tax deduction by reason of such grant.

  2.
  An optionee generally will recognize ordinary income at the time of exercise of a Non-Qualified Option in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. The Company generally is required to report and withhold income and employment taxes on this amount for an optionee who is an employee and the Company should be entitled to a corresponding federal income tax deduction.

  3.
  When the optionee sells the shares of Common Stock acquired upon exercise of a Non-Qualified Option, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares of Common Stock and his or her basis in the shares of Common Stock (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee's holding period for the shares of Common Stock exceeds one year, such gain or loss will be a long-term capital gain or loss.

SARs

  1.
  In general, no taxable income results to a grantee upon the grant of an SAR, and the Company is not entitled to a federal income tax deduction by reason of such grant.

  2.
  When the SAR is exercised, the grantee recognizes ordinary income in an amount equal to the amount of any cash received and the fair market value of any shares of Common Stock received. The Company generally is required to report and withhold income and employment taxes on this amount for a grantee who is an employee and the Company should be entitled to a corresponding federal income tax deduction.

  3.
  If an SAR is settled in shares of Common Stock, the grantee will recognize gain upon the subsequent disposition of any shares of Common Stock received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the grantee's basis in the shares of Common Stock, which generally will be the fair market value of the shares of Common Stock on the date of exercise of the SAR. That gain will be taxable as long-term or short-term capital gain depending on whether the shares of Common Stock were held for more than one year.

Restricted Stock

  1.
  In general, no taxable income results to a grantee upon the grant of restricted stock, assuming the shares of Common Stock are granted subject to restrictions resulting in a substantial risk of forfeiture, and the Company is not entitled to a federal income tax deduction by reason of such grant.

  2.
  A grantee holding restricted stock will, at the time the shares vest, realize ordinary income in an amount equal to the fair market value of the shares at the time of vesting. The Company generally is required to report and withhold income and employment taxes on this amount for a grantee who is an employee and should be entitled to a corresponding federal income tax deduction.

  3.
  The grantee will recognize gain upon the subsequent disposition of the shares of Common Stock acquired upon the lapsing of the restrictions relating to the grant of the restricted stock equal to the excess of (i) the amount realized on such disposition over (ii) the grantee's basis in the shares of Common Stock, which generally will be the fair market value on the date the restrictions lapse. That gain will be taxable as long-term or short-term capital gain depending on whether the shares of Common Stock were held for more than one year.

RSUs

  1.
  In general, no taxable income results to a grantee upon the grant of a RSU, assuming the shares of Common Stock are granted subject to restrictions resulting in a substantial risk of forfeiture, and the Company is not entitled to a federal income tax deduction by reason of such grant.

  2.
  A grantee holding RSUs will, at the time the shares or cash are issued upon or following vesting, realize ordinary income in an amount equal to the fair market value of the shares or cash received. The Company generally is required to report and withhold income and employment taxes on this amount for a grantee who is an employee and the Company should be entitled to a corresponding federal income tax deduction.

  3.
  If shares of Common Stock are received, the grantee will recognize gain upon the subsequent disposition of the shares of Common Stock received equal to the excess of (i) the amount realized on such disposition over (ii) the grantee's basis in the shares of Common Stock, which generally will be the fair market value on the date of distribution. That gain will be taxable as long-term or short-term capital gain depending on whether the shares of Common Stock were held for more than one year.

         Section 162(m).    Section 162(m) of the Code generally allows the Company to obtain tax deductions for compensation without limit for qualified "performance-based compensation." The Company intends that Stock Rights granted under the 2008 Stock Plan generally will qualify as qualified "performance-based compensation."

Options and SARs Granted Under the 1998 Stock Plan

        The following table sets forth all Options and SARs granted under the 1998 Stock Plan, the predecessor to the 2008 Stock Plan, in the fiscal year ended June 28, 2008 and from the 1998 Stock Plan's inception until the Record Date to (i) each executive officer named in the section entitled Executive Compensation—Summary Compensation Table (each a "Named Executive Officer"), (ii) all current executive officers of the Company as a group, (iii) all current Directors (who are not executive officers) as a group, (iv) nominees for Director, and (v) all employees (who are not executive officers) as a group. Future grants of Stock Rights under the 2008 Stock Plan will be made at the discretion of the Compensation Committee or the Option and SAR Committee and cannot be determined at this time.

	Number of Options/SARs Granted Under the 1998 Stock Plan
Name and Principal Position	in the Fiscal Year ended June 28, 2008	Since Inception
Named Executive Officers
Dennis S. Herman Senior Vice President, North American Sales	60,000	258,026
Dr. James C. Hsia Chief Technical Officer	60,000	275,000
Paul R. Lucchese, Esq. Senior Vice President, General Counsel, and Secretary	60,000	105,000
Gerard E. Puorro President, Chief Executive Officer, and Director	120,000	810,000
Robert E. Quinn Vice President, Finance, Corporate Controller, and Treasurer	20,000	110,000
All Executive Officers as a Group	420,000	1,658,026
All Directors (who are not Executive Officers) as a Group	200,000	785,000
Nominees for Director
George A. Abe	40,000	115,000
Ben Bailey III	40,000	115,000
Nancy E. Nager	40,000	175,000
Gerard E. Puorro	120,000	810,000
Kenneth D. Roberts	40,000	190,000
Douglas W. Scott	40,000	190,000
All Employees (who are not Executive Officers) as a Group	1,015,930	6,455,363

        Approval and adoption of the 2008 Stock Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock voting on the proposal at the Annual Meeting. The full text of the 2008 Stock Plan is included as Appendix A to this Proxy Statement.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE 2008 STOCK PLAN.

 PROPOSAL NO. 3

APPROVAL AND ADOPTION OF AN
AMENDMENT TO THE CERTIFICATE OF INCORPORATION

        On October 27, 2008, the Board of Directors approved and adopted an amendment (the "Amendment") to the Certificate of Incorporation, subject to approval and adoption by the Company's stockholders. The Amendment creates a class of Preferred Stock and authorizes the issuance of up to 5,000,000 shares of Preferred Stock. The Amendment is attached to this Proxy Statement as Appendix B. Stockholder approval of the Amendment is required by the terms of the Certificate of Incorporation and the General Corporation Law of the State of Delaware.

        The Company's authorized capital stock currently consists solely of shares of Common Stock. If the stockholders approve and adopt the Amendment, then:

  •
  the Company will amend its Certificate of Incorporation to create a class of Preferred Stock and to authorize the issuance of up to 5,000,000 shares of Preferred Stock;

  •
  the Company will be able to issue the Preferred Stock in one or more series at such time or times and for such consideration as the Board of Directors may determine; and

  •
  the Board of Directors will be authorized to provide for the issuance of shares of Preferred Stock in one or more series, to determine the number of shares of each series, and to determine the voting powers, designations, preferences, relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof (including such series' redemption rights, dividend rights, liquidation preferences, and conversion rights).

        The Board of Directors believes that the Amendment will provide the Company with additional flexibility to raise capital and, if necessary, help to facilitate acquisition transactions. The Company does not presently have any intention, plan, understanding, arrangement, or agreement to issue any shares of Preferred Stock.

Rationale for the Amendment

        Recent economic developments have adversely affected the capital markets and the availability of capital. In light of these developments, the Board of Directors concluded that the Company would benefit from the flexibility afforded from having a range of capital financing alternatives available to it under the Certificate of Incorporation. The Amendment provides such flexibility by allowing the Company to issue Preferred Stock and the Board of Directors to determine the terms thereof. The Board of Directors believes that such flexibility is in the Company's best interest because it allows the Company to efficiently tailor the terms of each series of Preferred Stock to market conditions, financing opportunities or acquisition opportunities without the inherent expense, delay and uncertainty that would result if stockholder approval was required for each issuance of Preferred Stock.

        Future uses of the Preferred Stock may include, without limitation, issuance for cash as a means of raising capital for use by the Company, issuance as all or part of the consideration to be paid by the Company for acquisitions of other businesses or assets, and issuances to otherwise facilitate acquisition transactions. The Board of Directors has no present intent, plan, understanding, arrangement, or agreement to issue any Preferred Stock.

Effects of the Creation and Authorization of Preferred Stock on Holders of Common Stock

        The creation and authorization of the Preferred Stock would not, in and of itself, have any effect on the rights of the holders of Common Stock. However, the issuance of one or more series of

Preferred Stock could affect the holders of Common Stock in a number of respects, including the following:

  •
  by subordinating the Common Stock to the Preferred Stock with respect to dividend rights, liquidation preferences, and other rights, preferences, and privileges;

  •
  by diluting the voting power of the Common Stock;

  •
  by diluting the earnings per share of the Common Stock; and

  •
  by issuing Common Stock, upon the conversion of the Preferred Stock, at a price below the fair market value or original issue price of the Common Stock that is outstanding prior to such issuance.

Anti-Takeover Effects of the Creation and Authorization of Preferred Stock

        As a general matter, the creation and authorization of preferred stock, and the issuance thereof, could (i) deter potential acquirers (hostile or otherwise) from initiating proxy contests, tender offers, or other attempts to obtain control of or to acquire a company (collectively, "Change of Control Transactions"), (ii) delay a Change of Control Transaction, or (iii) prevent a Change of Control Transaction. For example:

  •
  preferred stock could be issued to increase the number of outstanding shares entitled to vote on a Change of Control Transaction, thereby increasing the number of votes required to approve a Change of Control Transaction or to otherwise obtain control of a company;

  •
  preferred stock could fund a stockholder rights plan, also known as a poison pill (a "Rights Plan"), which could dilute a potential acquirer's ownership of a company, thereby making a Change of Control Transaction more expensive for the potential acquirer;

  •
  preferred stock (with significant voting, conversion, or other rights, preferences or privileges) could be issued to a friendly investor, which could make it difficult for the potential acquirer to replace the Board of Directors or gain voting control of a company; and

  •
  preferred stock (with a significant liquidation preference) could be issued to make a Change of Control Transaction more expensive for the potential acquirer.

        Because a Change of Control Transaction may provide a premium for stockholders' shares of common stock, the creation and authorization of preferred stock, and the issuance thereof, could adversely affect the ability of stockholders to obtain such a premium.

"De-Clawed" Preferred Stock

        The Board of Directors intends only to issue so-called "de-clawed" Preferred Stock. This means that the Board of Directors will not issue, without prior stockholder approval or except as described below, any series of Preferred Stock specifically for defensive or anti-takeover purpose or specifically to deter, delay or prevent a Change of Control Transaction. Notwithstanding the foregoing, the Board of Directors may, in exercising its fiduciary duty, determine that (i) it is in the best interest of the Company and the stockholders to adopt a Rights Plan without the delay that would result from having to seek prior stockholder approval and (ii) adopt such a Rights Plan. In such an event, the Board of Directors will seek stockholder ratification of the Rights Plan within 12 months of such adoption. If the stockholders do not ratify the Rights Plan, the Board of Directors will promptly terminate the Rights Plan. If the Board of Directors adopts the Rights Plan under such circumstances, the adoption of the Rights Plan will be approved only by the independent directors of the Board of Directors.

        Within the limits described above, the Board of Directors may issue Preferred Stock for financing, acquisition or other purposes, which could have the effect of deterring, delaying or preventing a

Change of Control Transaction as could also be the case if the Board of Directors were to issue additional shares of Common Stock for such purposes.

        The creation and authorization of Preferred Stock is not in response to any efforts by any party to acquire or gain control of the Company and the Board of Directors is not currently aware of any such efforts.

        The Board of Directors believes that, as structured, the creation and authorization of Preferred Stock is in the best interests of the Company and its stockholders because it (i) is consistent with sound corporate governance principles and (ii) allows the Company to efficiently tailor the terms of Preferred Stock to market conditions, financing opportunities or acquisition opportunities.

Anti-Takeover Effects of Existing Provisions in the Certificate of Incorporation and By-Laws

        Existing provisions in the Certificate of Incorporation and the Company's Amended and Restated By-Laws (the "By-Laws") may also have the effect of deterring, delaying or preventing a Change of Control Transactions, even where the stockholders may consider such a transaction to be favorable. These provisions include:

  (i)
  a requirement that a majority vote of stockholders must be obtained to remove a director;

  (ii)
  a limitation on the right of stockholders to fill vacancies on the Board of Directors;

  (iii)
  a limitation on the ability of stockholders to increase the size of the Board of Directors;

  (iv)
  a limitation on the ability of stockholders to call a special meeting of stockholders;

  (v)
  advance notice requirements for proposing matters that can be acted on by stockholders at a stockholder meeting; and

  (vi)
  a limitation on the right of stockholders to amend or repeal the By-Laws.

        The Company's Certificate of Incorporation and By-Laws do not provide for cumulative voting for Directors.

        In addition, the Company is subject to the restrictions contained in Section 203 of the General Corporation Law of the State of Delaware. Section 203 generally provides that the Company cannot engage in any business combination (as defined in Section 203) with any interested stockholder (as defined in Section 203) for a period of three years following the time that such stockholder became an interested stockholder, unless (i) prior to such time the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced (as determined in accordance with Section 203), or at or subsequent to such time the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Recommendation of the Board of Directors

        The Board of Directors has unanimously approved and adopted the Amendment and deems the Amendment to be advisable and in the best interests of the stockholders. Approval and adoption of the Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. The full text of the Amendment is included as Appendix B to this Proxy Statement.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CREATE A CLASS OF PREFERRED STOCK AND TO AUTHORIZE THE ISSUANCE OF UP TO 5,000,000 SHARES OF SUCH PREFERRED STOCK.

 PROPOSAL NO. 4

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected the firm of BDO Seidman, LLP, independent registered public accounting firm, to serve as the Company's independent registered public accounting firm for the fiscal year ending June 27, 2009. BDO Seidman, LLP has served as the Company's independent registered public accounting firm since December 4, 2003. The Company expects that a representative of BDO Seidman, LLP will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP TO SERVE AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 27, 2009.

        The ratification of this selection is not required under the laws of the State of Delaware where the Company is incorporated, but the results of this vote will be considered by the Board of Directors in selecting the Company's independent registered public accounting firm for future fiscal years.

Accounting Fees

        The Audit Committee has considered whether the Company's independent registered public accounting firm's provision of non-audit services to the Company and the fees charged for them, as set forth below, are compatible with the independent registered public accounting firm's independence and believes such services are compatible with the independent registered public accounting firm's independence.

Audit Fees

        The aggregate fees billed by BDO Seidman, LLP for professional services rendered for the audit of the Company's annual financial statements for fiscal 2008, for the reviews of the financial statements included in the Company's Forms 10-Q for fiscal 2008 and for the independent audit of the Company's internal control over financial reporting required under the Sarbanes-Oxley Act of 2002 for fiscal 2008 were $781,490.

        The aggregate fees billed by BDO Seidman, LLP for professional services rendered for the audit of the Company's annual financial statements for fiscal 2007, for the reviews of the financial statements included in the Company's Forms 10-Q for fiscal 2007 and for the independent audit of the Company's internal control over financial reporting required under the Sarbanes-Oxley Act of 2002 for fiscal 2007 were $680,015.

Audit-Related Fees

        There were no fees billed by BDO Seidman, LLP for assurance and related services that were reasonably related to the performance of the audit of the Company's annual financial statements for fiscal 2008 and 2007 or reviews of the financial statements included in the Company's Forms 10-Q for fiscal 2008 and 2007.

Tax Fees

        There were no fees billed by BDO Seidman, LLP for professional services rendered for tax compliance, tax advice and tax planning for fiscal 2008 and 2007.

All Other Fees

        There were no fees billed by BDO Seidman, LLP for products and services provided other than those described above for fiscal 2008 and 2007.

Audit Committee Pre-Approval Policies and Procedures

        The Company's Audit Committee has adopted a Pre-Approval Policy for Audit and Non-Audit Services in order to assure that such services do not impair the independent registered public accounting firm's independence. Pursuant to this policy, the Audit Committee annually reviews and pre-approves the independent registered public accounting firm's year-end audit and quarterly reviews, as well as other known or anticipated audit or non-audit services. During the course of the year, the Audit Committee (or its delegatee) may pre-approve additional non-audit services that have not been pre-approved at the annual review.

        100% of the services described under the caption "Accounting Fees" above were approved by the Audit Committee pursuant to 17 CFR 210.2-02(c)(7)(i)(C).

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of the Record Date by (i) each person known to the Company to be the beneficial owner of more than five percent of its Common Stock, (ii) each Director, or nominee for Director, of the Company, (iii) each executive officer named in the Summary Compensation Table under the caption "Compensation and Other Information Concerning Directors and Officers" below and (iv) all Directors, nominees for Director and executive officers of the Company as a group. Except as otherwise indicated in the footnotes to the table, to the Company's knowledge, the beneficial owners listed have sole voting and sole investment power (subject to community property laws where applicable) as to all shares beneficially owned by them. The address of each of the Company's Directors and executive officers is c/o Candela Corporation, 530 Boston Post Road, Wayland, Massachusetts 01778. As of the Record Date, there were 22,835,433 shares of Common Stock issued and outstanding.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Common Stock	Options/SARs (1)	Total	Percent of Class
5% Owners
JPMorgan Chase & Co.(2) 270 Park Avenue New York, New York 10017	3,354,235	—	3,354,235	14.7%
Signia Capital Management, LLC(3) 108 N. Washington Street Suite 305 Spokane, Washington 99201	2,635,461	—	2,635,461	11.5%
Directors
George A. Abe	—	90,000	90,000	*
Ben Bailey III(4)	1,000	30,000	31,000	*
Nancy E. Nager	—	45,000	45,000	*
Gerard E. Puorro	141,000	215,000	356,000	1.5%
Kenneth D. Roberts	72,400	165,000	237,400	1.0%
Douglas W. Scott(5)	7,500	90,000	97,500	*
Named Executive Officers
Dennis S. Herman	—	57,500	57,500	*
Dr. James C. Hsia	30,000	117,500	147,500	*
Paul R. Lucchese	—	15,000	15,000	*
Gerard E. Puorro	141,000	215,000	356,000	1.5%
Robert E. Quinn	—	26,250	26,250	*
All Directors and Executive Officers as a Group (11 persons)(6)	392,900	1,091,250	1,484,150	6.2%

*
Represents less than 1% of the Company's outstanding Common Stock.

(1)
Pursuant to the rules of the Securities and Exchange Commission (the "SEC"), the number of shares of Common Stock deemed beneficially owned includes, for each person or group referred to in the table, shares issuable pursuant to options and shares underlying stock appreciation rights held by the respective person or group that are currently exercisable or will become exercisable within 60 days from the Record Date.

(2)
Information obtained from the Schedule 13G/A filed by JPMorgan Chase & Co. on behalf of itself, J.P. Morgan Securities Inc. and J.P. Morgan Ventures Corporation with the SEC on January 30, 2008. JPMorgan Chase & Co. is the beneficial owner of 3,354,235 shares of Common Stock, of which it has sole voting power as to 3,354,235 shares, no shared voting power, sole dispositive power as to 3,354,325 shares, and no shared dispositive power. On October 10, 2008, J.P. Morgan Ventures Corporation filed a Form 4 indicating that J.P. Morgan Ventures Corporation has a pecuniary interest in 1,580,000 shares of Common Stock.

(3)
Information obtained from the Schedule 13G filed by Signia Capital Management, LLC with the SEC on July 10, 2008. Signia Capital Management, LLC is the beneficial owner of 2,635,461 shares of Common Stock, of which it has sole voting power as to 573,328 shares, no shared voting power, sole dispositive power as to 2,635,461 shares, and no shared dispositive power.

(4)
Does not include 300,000 shares owned by Massachusetts Capital Resource Company, where Mr. Bailey serves as Vice President, as to which Mr. Bailey disclaims beneficial ownership.

(5)
Includes 3,750 shares owned by Mr. Scott's spouse.

(6)
See Notes 4 and 5.

 EXECUTIVE OFFICERS

        The following table sets forth the names, ages and positions held with the Company of the current executive officers of the Company.

Name	Age	Position
Jay D. Caplan	46	Chief Operating Officer
Dennis S. Herman	58	Senior Vice President, North American Sales
Dr. James C. Hsia	62	Chief Technical Officer
Paul R. Lucchese	42	Senior Vice President, General Counsel, and Secretary
Gerard E. Puorro	61	President, Chief Executive Officer, and Director
Robert E. Quinn	54	Vice President, Finance, Corporate Controller, and Treasurer

        Executive officers are appointed to serve at the discretion of the Board of Directors. There are no family relationships among any of the executive officers or Directors of the Company.

        Mr. Caplan was appointed Chief Operating Officer in November 2007. Prior to joining the Company, Mr. Caplan was Chief Technology Officer of InfraReDx, Inc., a developer of photonic-based medical devices, from September 2001 to November 2007, and Vice President of Operations at Thermo Cardiosystems, Inc., a supplier of ventricular devices for heart failure, from December 1999 to May 2001. From 1988 to 2000, Mr. Caplan held a number of positions (most recently as Vice President of Operations) in marketing, finance, and international at the Company. Mr. Caplan holds a B.S. in Electrical Engineering from the Massachusetts Institute of Technology and an M.B.A., with distinction, from the Wharton School of The University of Pennsylvania. He is an inventor on both issued and pending patents, and is the author of several peer-reviewed publications in medical journals.

        Mr. Herman was appointed Senior Vice President, North American Sales, in April 2004. From October 2001 until April 2004, Mr. Herman was Vice President, North American Sales, of the Company and from February 1999 until October 2001, Mr. Herman was Eastern Regional Sales Manager of the Company. Prior to joining the Company, Mr. Herman was Vice President of Sales at Palomar Medical Technologies, Inc., a medical device company, from August 1997 to December 1998 and National Sales Manager of Spectrum Medical Technologies, a medical device company that was acquired by Palomar Medical Technologies, from March 1991 to August 1997.

        Dr. Hsia was appointed Chief Technology Officer in January 2004. From March 2003 until January 2004, Dr. Hsia was a Director of the Company. Prior to joining the Company, Dr. Hsia was President and Co-Founder of Lasersharp Corporation, a developer of fiber laser products for the telecom and film industries, from July 2000 to January 2003. From 1985 until July 2000, Dr. Hsia was Senior Vice President of Research and Development of the Company. Dr. Hsia has twenty-five years of experience in photonics product development and medical devices. Dr. Hsia holds a B.S. in Physics and an M.S. and a Ph.D. in Nuclear Engineering from the Massachusetts Institute of Technology, specializing in plasma physics and controlled fusion.

        Mr. Lucchese was appointed Senior Vice President, General Counsel, and Secretary in July 2007. From July 2006 until July 2007, Mr. Lucchese was Vice President, General Counsel, and Secretary of the Company. Prior to joining the Company, Mr. Lucchese was the General Counsel of Aspect Software, Inc., a developer of customer interaction management hardware and software, from December 1998 to November 2005. Mr. Lucchese holds a M.B.A. from Suffolk University, a J.D. from the University of Dayton School of Law, and a B.A. from Providence College.

        Mr. Quinn was appointed Vice President, Finance, Corporate Controller and Treasurer in August 2008 and acting Chief Financial Officer in April 2007. From October 2003 until August 2008, Mr. Quinn was Corporate Controller and Treasurer of the Company. Prior to joining the Company, Mr. Quinn was Corporate Controller of Ezenia! Inc., a provider of real-time collaboration, from

December 1999 to June 2003, Vice President of Finance of Vantage Travel, a provider of travel and tourism services, from April 1999 to December 1999, a consultant to Gamma Graphix, a business specializing in color management, from September 1998 to April 1999, Director of Finance of Genus, Inc., a semiconductor capital equipment manufacturer, from February 1996 to September 1998, Vice President and Chief Financial Officer of ACSYS, Inc., a provider of professional staffing solutions, from February 1994 to February 1996, and held the positions of Vice President, Corporate Controller and Manager of Accounting and Financial Systems at Atex Publishing Systems, a subsidiary of Kodak providing software to the publishing industry, from November 1986 to February 1994.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        Pursuant to the authority delegated by the Board of Directors, the Company's compensation program is administered by the Compensation Committee, which consists of Mr. Scott, Mr. Abe and Ms. Nager. All three members of the Compensation Committee are independent directors (as defined in NASDAQ Stock Market Rule 4200(a)(15)). Each year the Compensation Committee determines the compensation of the Chief Executive Officer and the other executive officers, including approval of annual base salaries and bonuses as well as the grant of stock options and SARs. The Compensation Committee operates under a written charter adopted by the Board of Directors on February 11, 2005. The Company has posted the charter to the "Investor Relations" section of its website at www.candelalaser.com.

Objectives of the Company's Compensation Program

        The objectives of the Company's compensation program are:

  •
  to maximize stockholder value; and

  •
  to enhance the Company's profitability.

        To achieve these objectives, the Company's compensation program is designed:

  •
  to integrate compensation with the Company's annual and long-term performance goals;

  •
  to reward strong revenue growth, operating results, and earning performance;

  •
  to reward individual initiative, achievement and hard work; and

  •
  to assist the Company in attracting and retaining qualified executive officers and employees.

Elements of Executive Compensation

        In fiscal 2007, the Compensation Committee directly engaged Mercer Human Resource Consulting ("Mercer") as its compensation consultant. Mercer reviewed the compensation of senior management at the Company and at the Company's peer group (the "Peer Group"), which consisted of:

  •
  Arthrocare Corporation;

  •
  Aspect Medical Systems, Inc.;

  •
  Cardiac Science Corporation;

  •
  Cutera, Inc.;

  •
  Cyberonics, Inc.;

  •
  Cynosure, Inc.;

  •
  Home Diagnostics, Inc.;

  •
  Intralase Corporation;

  •
  Intuitive Surgical, Inc.;

  •
  Palomar Medical Technologies, Inc.;

  •
  Sonosite, Inc.;

  •
  Thoratec Corporation;

  •
  Volcano Corporation; and

  •
  Zoll Medical Corporation.

        Mercer then assisted the Compensation Committee with the design of the Company's compensation program, which is comprised of the following elements: (i) cash compensation in the form of annual base salary and bonus; (ii) long-term incentive compensation in the form of SARs; (iii) severance benefits; and (iv) perquisites and other benefits. The following table sets forth the primary purpose of each of these elements.

Element	Purpose
Cash Compensation—Base Salary	•	to assist the Company in attracting and retaining qualified executive officers and employees
Cash Compensation—Bonus	•	to integrate compensation with the Company's annual performance goals
	•	to reward strong revenue growth, operating results, and earning performance
	•	to reward individual initiative, achievement and hard work
	•	to assist the Company in attracting and retaining qualified executive officers and employees
Long-Term Incentive Compensation— SARs	•	to integrate compensation with the Company's long-term performance goals
	•	to reward strong revenue growth, operating results, and earning performance
	•	to assist the Company in attracting and retaining qualified executive officers and employees
Severance Benefits	•	to assist the Company in attracting and retaining qualified executive officers and employees
Perquisites and Other Benefits	•	to assist the Company in attracting and retaining qualified executive officers and employees

         Cash Compensation—Base Salary.    The Compensation Committee reviews each executive officer's base salary annually. The Compensation Committee fixes each executive officer's base salary at a level that is comparable to those of senior executives with comparable qualifications, experience and responsibilities at the Company's Peer Group. In addition, each executive officer's base salary reflects (i) the Company's performance compared to its Peer Group and (ii) the executive officer's performance.

         Cash Compensation—Bonus.    The Compensation Committee has established an Executive Bonus Plan (the "Executive Bonus Plan") to provide participating executive officers with the opportunity to earn bonus compensation upon the achievement of certain performance objectives. The Compensation Committee selects participants in the Executive Bonus Plan and establishes their performance objectives and target bonus compensation annually.

        In fiscal 2008, each participant's performance objectives were tied to the achievement of (i) target levels of consolidated pre-tax profits ("Target Profits") and (ii) individual metrics. The following table sets forth percentages of Target Profits and the corresponding target bonus compensation (expressed as a percentage of the participant's base salary) that a participant could receive pursuant to the Executive Bonus Plan.

	Target Bonus Compensation (as percentage of base salary)
% of Target Profits	Participants Other than the Chief Executive Officer	Chief Executive Officer
80%	0.0%	0.0%
81%	1.0%	1.5%
82%	2.0%	3.0%
83%	3.0%	4.5%
84%	4.0%	6.0%
85%	5.0%	7.5%
86%	6.0%	9.0%
87%	7.0%	10.5%
88%	8.0%	12.0%
89%	9.0%	13.5%
90%	10.0%	15.0%
91%	11.0%	16.5%
92%	12.0%	18.0%
93%	13.0%	19.5%
94%	14.0%	21.0%
95%	15.0%	22.5%
96%	16.0%	24.0%
97%	17.0%	25.5%
98%	18.0%	27.0%
99%	19.0%	28.5%
100%	30.0%	45.0%
101% and up	Add 1.5% for each 1.0% increase in Target Profits	Add 2.25% for each 1.0% increase in Target Profits

        As illustrated in the table, the Company does not pay any bonuses to participants unless it achieves a threshold level of 81% of Target Profits. In fiscal 2008, the Company did not achieve this threshold and therefore none of its executive officers earned any bonus compensation.

         Long-Term Incentive Compensation—SARs.    The Company has established the 1998 Stock Plan, pursuant to which it has granted equity awards to executive officers and other employees. In fiscal 2008, the Compensation Committee granted equity awards in the form of SARs. Please see the section entitled Executive Compensation—Grants of Plan Based Awards for additional information regarding such grants. Prior to fiscal 2006, the Compensation Committee also granted equity awards in the form of stock options. The 1998 Stock Plan expired on September 18, 2008.

        The Company has also established the 2008 Stock Plan, subject to approval and adoption by the Company's stockholders. Pursuant to the 2008 Stock Plan, the Company may grant equity awards (which may include SARs, stock options, restricted stock awards and RSUs) to executive officers and other employees. The Compensation Committee will administer the 2008 Stock Plan.

        The Compensation Committee considers equity compensation to be an integral part of a competitive compensation package and an important mechanism to align the interests of the Company's management with those of the Company's stockholders. The Compensation Committee grants equity awards to integrate compensation with the Company's long-term performance goals, to reward strong revenue growth, operating results, and earning performance, and to assist the Company in attracting and retaining qualified executive officers and employees, thereby helping the Company to maximize stockholder value and to enhance its profitability.

        The Compensation Committee generally grants SARs to executive officers and other employees based on the Company's performance and the recipient's level of seniority, in each case at a level that is comparable to equity awards granted to executive officers and other employees at the Company's Peer Group. The Compensation Committee also considers such factors as individual initiative, achievement and performance and individual equity holdings (including the exercise price, vesting, and the then current value of unvested options and SARs).

        The Compensation Committee determines the exercise price, vesting period, and expiration date for SARs and stock options at the time of grant. Freestanding SARs and "incentive stock options" have an exercise price not less than the fair market value of the underlying Common Stock on the date of grant. SARs and stock options generally become exercisable based upon a vesting schedule tied to years of future service to the Company. SARs and stock options generally expire 10 years from their date of grant (5 years for incentive stock options granted to 10% or more stockholders).

        The value realizable from exercisable SARs and stock options depends on the extent to which the Company's performance is reflected in the market price of the Company's Common Stock at any particular point in time. Therefore, executive officers and other employees are rewarded economically only to the extent that the Company's stockholders also benefit through stock price appreciation in the market.

         Severance Benefits.    The Company has entered into employment agreements with its executive officers that provide for, among other things, certain severance benefits, the material terms of which are described below in the section entitled Additional Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—Employment Agreements and Arrangements and Potential Payments upon Termination or Change-in-Control. The Compensation Committee believes that these agreements assist the Company in attracting and retaining qualified executive officers, thereby helping the Company to achieve its objective of maximizing stockholder value and enhancing the Company's profitability.

         Perquisites and Other Benefits.    In addition to the main elements of compensation discussed above, the Company's executive officers are eligible for the same welfare and defined benefits as are generally available to the Company's other employees. These benefits include medical and dental insurance, short- and long-term disability insurance, life and accidental death insurance, and a 401(k) plan. The Company also provides its executive officers with certain perquisites that the Compensation Committee believes are reasonable, competitive and consistent with the Company's overall compensation philosophy. In 2008, these perquisites included matching contributions by the Company pursuant to the Company's 401(k) Plan and a Company provided automobile.

Section 162(m)

        In general, under Section 162(m) of the Code, the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. However, this deduction limitation does not apply to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Company has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Company's present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

        The Compensation Committee is satisfied that the executive officers of the Company are dedicated to achieving significant improvements in the long-term financial performance of the Company and that the compensation policies and programs implemented and administered have contributed and will continue to contribute toward achieving this goal.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company's annual report on Form 10-K.

Douglas W. Scott George A. Abe Nancy E. Nager

Summary Compensation Table

        The following table summarizes cash and non-cash compensation information with respect to services rendered to the Company, in all capacities, during the fiscal year ended June 28, 2008 for (i) the individual who served as the Chief Executive Officer for the fiscal year ended June 28, 2008, (ii) the individual who served as the Chief Financial Officer for the fiscal year ended June 28, 2008, and (iii) each of the three other most highly compensated executive officers who was serving in that capacity as of June 28, 2008.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option / SAR Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Dennis S. Herman	2008	232,213	—	—	155,695	—	—	97,327	(5)	485,235
Senior Vice President, North American Sales	2007	222,917	—	—	127,123	—	—	8,240	(5)	358,280
Dr. James C. Hsia	2008	254,980	—	—	155,695	—	—	14,868	(6)	425,543
Chief Technical Officer	2007	242,594	—	—	120,085	—	—	12,788	(6)	375,467
Paul R. Lucchese	2008	215,562	—	—	138,606	—	—	16,238	(7)	370,406
Senior Vice President, General Counsel and Secretary	2007	195,060	—	—	86,141	—	—	8,905	(7)	290,106
Gerard E. Puorro	2008	499,200	—	—	454,225	—	—	14,487	(8)	967,912
President, Chief Executive Officer and Director	2007	501,502	—	—	349,812	—	—	11,033	(8)	862,347
Robert E. Quinn	2008	182,070	—	—	109,536	—	—	9,429	(9)	301,035
Vice President, Finance, Corporate Controller, and Treasurer	2007	166,034	—	—	90,460	—	—	4,684	(9)	261,178

(1)
Bonuses for prior years were previously reported in this column. However, under current reporting rules, only purely discretionary or guaranteed bonuses are disclosed in this column. As discussed more fully in the Compensation Discussion and Analysis, the Named Executive Officers earn cash bonuses under the Company's Executive Bonus Plan based on pre-established performance measures. Accordingly, annual bonus amounts are reported in the Non-Equity Incentive Plan Compensation column.

(2)
All equity incentive plan compensation was granted under the Company's 1998 Stock Plan. The amounts in this column are calculated based on FAS 123R and equal the financial statement compensation cost for restricted stock awards as reported in the Company's consolidated statement of income for the fiscal years ended June 30, 2007 and June 28, 2008. Under FAS 123R, a pro-rata portion of the total expense at the time the restricted stock award is granted is recognized over the applicable service period generally corresponding with the vesting schedule of the grant.

(3)
All equity incentive plan compensation was granted under the Company's 1998 Stock Plan. The amounts in this column are calculated based on FAS 123R and equal the financial statement compensation cost for stock options and SARs as reported in the Company's consolidated statement of income for the fiscal years ended June 30, 2007 and June 28, 2008. Under FAS 123R, a pro-rata portion of the total expense at the time of grant is recognized over the applicable service period generally corresponding with the vesting schedule of the grant. The initial expense is based on the fair value of the stock options or SARs grants as estimated using the Black-Scholes option-pricing model. The assumptions used to arrive at the Black-Scholes value are disclosed in Note 1 to the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended June 28, 2008.

(4)
The amounts in this column consist of annual bonus amounts earned under the Company's Executive Bonus Plan.

(5)
For fiscal 2008, consists of $87,100 in commissions, $7,998 in matching contributions by the Company pursuant to the Company's 401(k) Plan, and $2,229 for a Company provided automobile. For fiscal 2007, consists of $6,427 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $1,813 for a Company provided automobile.

(6)
For fiscal 2008, consists of $6,930 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $7,938 for a Company provided automobile. For fiscal 2007, consists of $6,600 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $6,188 for a Company provided automobile.

(7)
For fiscal 2008, consists of $6,300 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $9,938 for a Company provided automobile. For fiscal 2007, consists of $5,230 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $3,675 for a Company provided automobile.

(8)
For fiscal 2008, consists of $6,750 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $7,737 for a Company provided automobile. For fiscal 2007, consists of $6,600 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $4,433 for a Company provided automobile.

(9)
For fiscal 2008, consists of $5,346 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $4,083 for a Company provided automobile. For fiscal 2007, consists of $4,684 in matching contributions by the Company pursuant to the Company's 401(k) Plan.

Grants of Plan-Based Awards

        The following table summarizes grants of non-equity and equity plan-based awards to the Named Executive Officers during the fiscal year ended June 28, 2008.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				Grant Date Fair Value of Stock and Option Awards ($)(3)
								Exercise or Base Price of Option Awards ($/share)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dennis S. Herman	07/01/2007	—	71,727	(4)	—	—	—	—	—
	01/25/2008	—	—	—	—	60,000	60,000	4.29	126,972
Dr. James C. Hsia	07/01/2007	—	76,355	(4)	—	—	—	—	—
	01/25/2008	—	—	—	—	60,000	60,000	4.29	126,972
Paul R. Lucchese	07/01/2007	—	75,005	(4)	—	—	—	—	—
	01/25/2008	—	—	—	—	60,000	60,000	4.29	126,972
Gerard E. Puorro	07/01/2007	—	202,500	(4)	—	—	—	—	—
	01/25/2008	—	—	—	—	120,000	120,000	4.29	253,944
Robert E. Quinn	07/01/2007	—	64,916	(4)	—	—	—	—	—
	01/25/2008	—	—	—	—	20,000	20,000	4.29	42,324

(1)
In fiscal 2008, all non-equity plan-based awards were granted under the Company's Executive Bonus Plan.

(2)
In fiscal 2008, all equity plan-based awards were granted under the Company's 1998 Stock Plan.

(3)
Represents the aggregate fair value of stock and option awards as of the grant date.

(4)
As illustrated in the section entitled Executive Compensation—Compensation Discussion and Analysis, the maximum estimated future payouts under the Executive Bonus Plan are a function of Target Profits and cannot be determined at the time of grant.

Additional Disclosure to Summary Compensation Table and Grants of Plan-Based Awards

Employment Agreements and Arrangements and Potential Payments upon Termination or Change-in-Control

         Executive Officers other than the Chief Executive Officer.    On November 26, 2007, the Company entered into Employment, Non-competition and Nondisclosure Agreements (the "Employment Agreements") and Senior Officer Executive Retention Agreements (the "Retention Agreements") with each of Jay D. Caplan, Dennis S. Herman, James C. Hsia, Paul R. Lucchese, and Robert E. Quinn. The Employment Agreements and Retention Agreements were approved by the Compensation Committee on November 15, 2007.

        Each Employment Agreement provides that the executive officer:

  (i)
  is entitled to an annual base salary;

  (ii)
  may be entitled to cash bonuses as well as equity awards in the form of options, SARs, shares of restricted stock, or such other equity grants as may be determined by the Company's Board of Directors; and

  (iii)
  is entitled to an automobile leased by the Company for use by the executive officer.

        Each Employment Agreement also generally provides for at-will employment. If the executive officer is discharged without cause or is involuntarily terminated, then

  (i)
  the executive officer will be entitled to severance payments for a period of 12 months, the aggregate amount of which will equal the executive officer's salary for 12 months;

  (ii)
  the Company will continue to pay the executive officer's premiums relating to health and dental insurance for 12 months;

  (iii)
  the Company will make two additional monthly payments on the automobile leased by the Company for use by the executive officer; and

  (iv)
  the Company will provide outplacement services with a value of up to $10,000 to the executive officer.

        Additionally, each Employment Agreement contains a covenant by the executive officer to protect the Company's intellectual property, to refrain from competing against the Company, and to refrain from soliciting employees of the Company.

        Each Retention Agreement provides that the executive officer will be entitled to certain benefits in the event that (i) a change in control occurs between November 26, 2007 and December 31, 2009 and (ii) the executive officer's employment with the Company terminates within 24 months following the date of the change in control.

        If the executive officer is terminated without cause or by involuntary termination (as such term is used in the Retention Agreement) within 24 months of the change in control, then:

  (i)
  the executive officer will be entitled to payments for a period of 12 months, the aggregate amount of which will equal the executive officer's annual base salary multiplied by two;

  (ii)
  the executive officer will be entitled to payments for a period of 12 months, the aggregate amount of which will equal the executive officer's target annual bonus (irrespective of the level of attainment to that date of any target bonus benchmarks) multiplied by two;

  (iii)
  the executive officer will be entitled to receive any accrued obligations owing to him by the Company, including any unpaid base salary and prorated bonus (irrespective of the level of attainment to that date of any target bonus benchmarks);

  (iv)
  any then-unvested equity awards shall immediately become exercisable and vested in full;

  (v)
  the executive officer will be provided with benefits for 18 months following the executive officer's termination;

  (vi)
  the Company will make a one-time payment of $5,000 to the executive officer to cover some or all of the lease payments remaining due on the automobile leased by the Company for use by the executive officer; and

  (vii)
  the Company will provide outplacement services with a value of up to $10,000 to the executive officer.

        If the executive officer resigns, is terminated due to death or disability, or is terminated for cause, in each case within 24 months of the change in control, then, pursuant to the Retention Agreement, the executive officer will be entitled to receive accrued obligations owing to him by the Company.

         Chief Executive Officer.    On November 26, 2007, the Company entered into an Amended and Restated Employment Agreement (the "Puorro Employment Agreement") and an Executive Retention Agreement (the "Puorro Retention Agreement") with Gerard E. Puorro, the Company's President and

Chief Executive Officer. The Puorro Employment Agreement and Puorro Retention Agreement were approved by the Compensation Committee on November 15, 2007.

        The Puorro Employment Agreement is generally similar to the Employment Agreements with the other executive officers, which are described above. However, Mr. Puorro may terminate his employment for any reason at any time upon at least 60 days' prior written notice; if Mr. Puorro terminates his employment at his option, either Mr. Puorro or the Company can elect, prior to the expiration of the sixty (60) day notice period, that Mr. Puorro receive severance payments (which shall cause the non-compete provisions applicable to Mr. Puorro to become activated).

        The Puorro Employment Agreement generally provides for at-will employment. If Mr. Puorro voluntarily resigns or is terminated without cause, then Mr. Puorro will be entitled to severance payments for a period of 24 months. For the first 12 months of the severance period, Mr. Puorro will receive 100% of his monthly salary in effect at the time of his resignation or termination. For the second 12 months of the severance period, if a successor Chief Executive Officer was hired prior to Mr. Puorro's termination date, then Mr. Puorro will receive 100% of his monthly salary in effect at the time of his resignation or termination, otherwise Mr. Puorro will receive 50% of his monthly salary in effect at the time of his resignation or termination. In addition, for the full severance period, the Company will pay 100% of Mr. Puorro's premium payments for health and dental insurance continuation coverage. The Company will also provide outplacement services with a value of up to $25,000 to Mr. Puorro.

        The Puorro Retention Agreement provides that Mr. Puorro will be entitled to certain benefits in the event that (i) a change in control occurs between November 26, 2007 and December 31, 2009 and (ii) Mr. Puorro's employment with the Company terminates within 24 months following the date of the change in control.

        If Mr. Puorro is terminated without cause or by involuntary termination (as such term is used in the Puorro Retention Agreement) within 24 months of the change in control, then:

  (i)
  Mr. Puorro will be entitled to monthly payments for a period of 24 months, with the amount of each monthly payment equal to one-twenty-fourth (1/24) of his annual base salary multiplied by three;

  (ii)
  Mr. Puorro will be entitled to monthly payments for a period of 24 months, with the amount of each monthly payment equal to one-twenty-fourth (1/24) of his target annual bonus (irrespective of the level of attainment to that date of any target bonus benchmarks) multiplied by three;

  (iii)
  Mr. Puorro will be entitled to receive any accrued obligations owing to him by the Company, including any unpaid base salary and prorated bonus (irrespective of the level of attainment to that date of any target bonus benchmarks);

  (iv)
  any then-unvested equity awards shall immediately become exercisable and vested in full;

  (v)
  Mr. Puorro will be provided with benefits for 18 months following his termination;

  (vi)
  the Company will make payments to Mr. Puorro to cover all of the lease payments remaining due on the automobile leased by the Company for use by Mr. Puorro, at which point Mr. Puorro may exercise the purchase option on the automobile should one exist; and

  (vii)
  the Company will provide outplacement services with a value of up to $25,000 to Mr. Puorro.

        Pursuant to the Retention Agreement, if Mr. Puorro resigns, is terminated due to death or disability, or is terminated for cause, in each case within 24 months of the change in control, then he (or his estate) will be entitled to receive accrued obligations owing to him by the Company.

        Each of the executive officers is subject to nonsolicitation and noncompetition provisions for the period during which he or she receives severance payments. Upon a change-in-control, options and SARs held by the executive officers and all other employees will fully vest.

        The following table sets forth the estimated incremental payments and benefits, beyond existing compensation and benefit entitlements described in this Proxy Statement that are not contingent upon a termination or change in control, payable to each Named Executive Officer upon a change in control of the Company or termination of such Named Executive Officer's employment, in each case assuming that the triggering event occurred on June 28, 2008.

	Change in Control		Involuntary Termination		Resignation
Name	Without Termination	Termination Without Cause	With Cause	Without Cause	For Good Reason	Death, Disability, or Otherwise
Dennis S. Herman	—	744,893	—	267,225	267,225	—
Dr. James C. Hsia	—	786,843	—	282,729	282,729	—
Paul R. Lucchese	—	773,336	—	278,051	278,051	—
Gerard E. Puorro(1)	—	2,306,934	—	947,184	947,184	947,184
Robert E. Quinn	—	666,814	—	238,980	238,980	—

*
Excludes information with respect to contracts, agreements, plans or arrangements that do not discriminate in scope, terms or operation in favor of the Company's executive officers and that are available generally to all salaried employees.

(1)
As discussed above, if Mr. Puorro voluntarily resigns or is terminated without cause, then Mr. Puorro will be entitled to severance payments for a period of 24 months. For the first 12 months of the severance period, Mr. Puorro will receive 100% of his monthly salary in effect at the time of his resignation or termination. For the second 12 months of the severance period, if a successor Chief Executive Officer was hired prior to Mr. Puorro's termination date, then Mr. Puorro will receive 100% of his monthly salary in effect at the time of his resignation or termination, otherwise Mr. Puorro will receive 50% of his monthly salary in effect at the time of his resignation or termination.

Non-Equity Incentive Plan Awards

        In fiscal 2008, all non-equity plan-based awards were granted under the Company's Executive Bonus Plan. The Executive Bonus Plan provides participating executive officers with the opportunity to earn bonus compensation upon the achievement of certain performance objectives. Please see the section entitled Executive Compensation—Compensation Discussion and Analysis for additional information regarding the Executive Bonus Plan.

Equity Incentive Plan Awards

        In fiscal 2008, all equity plan-based awards were granted under the Company's 1998 Stock Plan. In fiscal 2008, the Compensation Committee granted equity awards in the form of Common Stock-settled SARs to executive officers. The exercise price per share of the Common Stock underlying each SAR is not less than the last reported sale price per share of the Common Stock on the NASDAQ Global Select Market on the date of grant. Each SAR generally vests over four years in equal installments of 25% of the total number of shares of Common Stock underlying such SAR on each anniversary of the date of grant. The Compensation Committee has the right to accelerate the date of exercise of any installment of such SAR. In addition, upon certain acquisitions, such SAR shall become fully vested. SARs may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which the SAR is then exercisable. Each SAR generally expires 10 years after the date of grant. SARs are subject to early termination in certain circumstances.

Outstanding Equity Awards at Fiscal Year-End

        The following table summarizes the unexercised options and SARs for each Named Executive Officer outstanding as of June 28, 2008. Other than as set forth below, no Named Executive Officer had any unvested stock or other equity incentive plan awards as of June 28, 2008.

Name	Number of Securities Underlying Unexercised Options / SARs (Exercisable)(#)	Number of Securities Underlying Unexercised Options / SARs (Unexercisable)(#)	Option / SAR Exercise Price($)	Option / SAR Expiration Date
Dennis S. Herman	15,000 5,158 9,842 5,000 15,000 7,500 —	— — — — 15,000 22,500 60,000	4.67 11.98 11.98 9.50 15.33 11.53 4.29	04/29/2013 01/29/2014 01/29/2014 02/11/2015 01/30/2016 04/03/2017 01/25/2018
Dr. James C. Hsia	30,000 42,104 7,896 15,000 15,000 7,500 —	— — — — 15,000 22,500 60,000	4.08 9.50 9.50 9.50 15.33 11.53 4.29	03/03/2013 01/12/2014 01/12/2014 02/11/2015 01/30/2016 04/03/2017 01/25/2018
Paul R. Lucchese	3,750 7,500 —	11,250 22,500 60,000	14.22 11.53 4.29	07/17/2016 04/03/2017 01/25/2018
Gerard E. Puorro	9,150 20,850 858 29,142 8 69,992 5,000 15,000 40,000 25,000 —	— — — — — — — — 40,000 75,000 120,000	11.96 11.96 11.98 11.98 10.35 10.35 9.50 9.50 15.33 11.53 4.29	01/26/2014 01/26/2014 01/29/2014 01/29/2014 08/23/2014 08/23/2014 02/11/2015 02/11/2015 01/30/2016 04/03/2017 01/25/2018
Robert E. Quinn	10,000 10,000 6,250 —	— 10,000 18,750 20,000	6.56 15.33 11.53 4.29	08/11/2013 01/30/2016 04/03/2017 01/25/2018

Option Exercises and Stock Vested

        The following table summarizes information with respect to each exercise of stock options, SARs and similar instruments, and each vesting of stock (including restricted stock, restricted stock units and similar instruments), for each Named Executive Officer during the fiscal year ended June 28, 2008.

Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
Dennis S. Herman	—	—	—	—
Dr. James C. Hsia	—	—	—	—
Paul R. Lucchese	—	—	—	—
Gerard E. Puorro	—	—	—	—
Robert E. Quinn	—	—	—	—

(1)
Amounts described in this column were calculated based on the difference between (i) the fair market value of the underlying Common Stock, which is deemed to be the closing price of the Common Stock on the date of exercise, or if sold on that date, the actual sale price, and (ii) the exercise price of the options, SAR or similar instrument, in accordance with regulations promulgated under the Securities Exchange Act of 1934, as amended, and do not necessarily reflect amounts received by the Named Executive Officers.

Director Compensation

        The Compensation Committee regularly reviews the compensation for Directors who are not employees of the Company ("Non-Employee Directors"). The following table summarizes cash and non-cash compensation information with respect to the compensation of Non-Employee Directors during the fiscal year ended June 28, 2008.

Name	Fees Earned or Paid in Cash($)	Stock Awards($)	Option / SAR Awards($)(1)	Non-Equity Incentive Plan Compensation($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)	All Other Compensation($)	Total($)
George A. Abe(2)	36,000	—	54,574	—	—	—	117,394
Ben Bailey III(3)	77,000	—	54,574	—	—	—	158,394
Nancy E. Nager(4)	42,000	—	54,574	—	—	—	123,394
Kenneth D. Roberts(5)	43,000	—	54,574	—	—	—	124,394
Douglas W. Scott(6)	46,000	—	54,574	—	—	—	127,394

(1)
Amounts described in this column were calculated based on the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year ended June 28, 2008 in accordance with FAS 123R.

(2)
Mr. Abe had an aggregate of 130,000 option / SAR awards outstanding as of June 28, 2008. The grant date fair value of such awards, computed in accordance with FAS 123R, was $961,630.

(3)
Mr. Bailey had an aggregate of 70,000 option / SAR awards outstanding as of June 28, 2008. The grant date fair value of such awards, computed in accordance with FAS 123R, was $610,877.

(4)
Ms. Nager had an aggregate of 85,000 option / SAR awards outstanding as of June 28, 2008. The grant date fair value of such awards, computed in accordance with FAS 123R, was $710,247.

(5)
Mr. Roberts had an aggregate of 205,000 option / SAR awards outstanding as of June 28, 2008. The grant date fair value of such awards, computed in accordance with FAS 123R, was $1,119,479.

(6)
Mr. Scott had an aggregate of 130,000 option / SAR awards outstanding as of June 28, 2008. The grant date fair value of such awards, computed in accordance with FAS 123R, was $961,507.

        During the fiscal year ended June 28, 2008, Non-Employee Directors received (i) an annual retainer of $20,000; (ii) an additional annual retainer of $5,000 for the Chair of the Board of Directors; (iii) an additional annual retainer of $5,000 for the Chair of the Audit Committee (unless such person is also Chair of the Board of Directors); (iv) an additional annual retainer of $2,500 for the Chair of the Compensation Committee; (v) a fee of $1,500 per meeting of the Board of Directors that such Non-Employee Director attends in person; (vi) a fee of $1,000 per meeting of the Board of Directors that such Non-Employee Director attends by telephone; (vii) a fee of $1,000 per committee meeting, that takes place on a day other than a day on which there is a regularly scheduled meeting of the Board of Directors, and that such Non-Employee Director attends in person; and (viii) a fee of $500 per committee meeting, that takes place on a day other than a day on which there is a regularly scheduled meeting of the Board of Directors, and that such Non-Employee Director attends by telephone. In addition, commencing September 1, 2006, Mr. Bailey received a retainer of $3,000 per month relating to his liaising with management on behalf of the Board of Directors relating to certain litigation matters.

        Directors who are employees of the Company receive no additional compensation for their service as a Director.

Compensation Committee Interlocks and Insider Participation

        Mr. Scott, Mr. Abe and Ms. Nager currently serve on the Compensation Committee and served on the Compensation Committee during the fiscal year ended June 28, 2008. The foregoing persons were not officers or employees of the Company during the fiscal year ended June 28, 2008 and were not formerly officers or employees of the Company. No person who served on the Compensation Committee had any relationship requiring disclosure under Item 404 of Regulation S-K.

Audit Committee Report

        This report is submitted by the Audit Committee of the Board of Directors, which reviews and discusses with the independent registered public accounting firm and management the scope and timing of the independent registered public accounting firm's audit services and any other services the independent registered public accounting firm is asked to perform, the independent registered public accounting firm's report on the Company's consolidated financial statements following completion of the independent registered public accounting firm's audit and the Company's policy and procedures with respect to internal accounting and financial controls. The Audit Committee is composed of Mr. Roberts, Mr. Bailey, Ms. Nager and Mr. Scott. None of Mr. Roberts, Mr. Bailey, Ms. Nager or Mr. Scott is an officer or employee of the Company, and aside from being Directors of the Company, each is otherwise independent of the Company (as independence is defined pursuant to NASDAQ Stock Market Rule 4200(a)(15)). The Audit Committee operates under a written charter adopted by the Board of Directors and amended at a meeting of the Audit Committee on January 26, 2004. The Company has posted the charter to the "Investor Relations" section of its website at www.candelalaser.com.

        The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended June 28, 2008 with both management and BDO Seidman, LLP, the Company's independent registered public accounting firm. The Audit Committee has also discussed with BDO Seidman, LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect. The Audit Committee has received the written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with BDO Seidman, LLP that firm's independence. Based on its review of the financial statements and these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 28, 2008.

        This report has been respectfully submitted by the members of the Audit Committee of the Board of Directors.

                      Kenneth D. Roberts
                      Ben Bailey III
                      Nancy E. Nager
                      Douglas W. Scott

Certain Relationships and Related Transactions

        The Company maintains policies and procedures for the review, approval, or ratification of transactions in which (i) the Company was or is to be a participant and the amount involved exceeds $120,000 and (ii) any related person (as such term is defined in Item 404(a) of Regulation S-K) had or will have a direct or indirect material interest (a "Related Person Transaction").

        As a general matter, the Company prefers to avoid Related Person Transactions. Nevertheless, the Company recognizes that there are situations where Related Person Transactions may be in, or may not be inconsistent with, the best interests of the Company and its stockholders, including but not limited to situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Company provides products or services to related persons on an arm's length basis on terms comparable to those provided to unrelated third parties.

        Related Person Transactions that are identified as such prior to the consummation thereof or amendment thereto shall be consummated or amended only if the following steps are taken:

  •
  Prior to entering into the Related Person Transaction (a) the related person, (b) the Director, executive officer, nominee or beneficial owner who is an immediate family member of the related person, or (c) the business unit or function/department leader responsible for the potential Related Person Transaction shall provide notice to the Company's General Counsel of the facts and circumstances of the proposed Related Person Transaction.

  •
  The proposed Related Person Transaction shall be submitted to the Audit Committee for consideration at the next Audit Committee meeting.

  •
  The Audit Committee shall consider all of the relevant facts and circumstances available to the Audit Committee, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a Director's independence in the event the related person is a Director, an immediately family member of a Director or an entity in which a Director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally. No member of the Audit Committee shall participate in any review, consideration or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the related person. The Audit Committee shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in good faith.

        In the event the Company's Chief Executive Officer, Chief Financial Officer or General Counsel becomes aware of a Related Person Transaction that has not been previously approved or previously ratified:

  •
  If the transaction is pending or ongoing, it will be promptly submitted to the Audit Committee, and the Audit Committee shall consider all of the relevant facts and circumstances available to the Audit Committee, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a Director's independence in the event the related person is a Director, an immediately family member of a Director or an entity in which a Director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally. Based on the conclusions reached, the Audit Committee shall evaluate all options, including but not limited to ratification, amendment or termination of the Related Person Transaction.

  •
  If the transaction is completed, the Audit Committee shall evaluate the transaction, taking into account the same factors described above, to determine if rescission of the transaction is appropriate.

        During fiscal 2008, the Company did not engage in any Related Person Transactions.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth a summary of the equity compensation plans offered by the Company as of June 28, 2008:

	As of June 28, 2008
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)(1)	(b)(1)	(c)
Equity compensation plans approved by security holders(2)	1,044,294	8.62	1,032,251
Equity Compensation plans not approved by security holders	—	—	—
Total	1,044,294	8.62	1,032,251

(1)
Represents the number of shares of Common Stock that would have been issued if all outstanding options, warrants, and rights had been exercised on June 28, 2008.

  As of June 28, 2008, there were 3,799,682 shares of Common Stock underlying all outstanding options, warrants, and rights. This consisted of (i) 1,044,294 shares of Common Stock underlying outstanding Options and (ii) 2,755,388 shares of Common Stock underlying outstanding Common Stock-settled SARs. If all such Options had been exercised on June 28, 2008, then 1,044,294 shares of Common Stock would have been issued. If all such Common Stock-settled SARs had been exercised on June 28, 2008, no shares of Common Stock would have been issued because the exercise price of each Common Stock-settled SAR exceeded the fair market value of the underlying Common Stock on such date.

(2)
The equity compensation plan approved by security holders is the 1998 Stock Plan, which expired pursuant to its terms on September 18, 2008.

        The following table sets forth a summary of the equity compensation plans offered by the Company as of the Record Date:

	As of the Record Date
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)(1)	(b)(1)	(c)
Equity compensation plans approved by security holders(2)	1,044,294	8.62	—
Equity Compensation plans not approved by security holders	—	—	—
Total	1,044,294	8.62	—

(1)
Represents the number of shares of Common Stock that would have been issued if all outstanding options, warrants, and rights had been exercised on the Record Date.

  As of the Record Date, there were 4,301,986 shares of Common Stock underlying all outstanding options, warrants, and rights. This consisted of (i) 1,044,294 shares of Common Stock underlying outstanding Options and (ii) 3,257,692 shares of Common Stock underlying outstanding Common Stock-settled SARs. If all such Options had been exercised on the Record Date, then 1,044,294 shares of Common Stock would have been issued. If all such Common Stock-settled SARs had been exercised on the Record Date, no shares of Common Stock would have been issued because the exercise price of each Common Stock-settled SAR exceeded the fair market value of the underlying Common Stock on such date.

(2)
The equity compensation plan approved by security holders is the 1998 Stock Plan, which expired pursuant to its terms on September 18, 2008.

 STOCKHOLDER PROPOSALS, RECOMMENDATIONS FOR NOMINATION AND COMMUNICATION

        Stockholders may communicate with the Board of Directors by sending proposals, recommendations for nomination and other communications (each a "Submission") to:

  Candela Corporation
  530 Boston Post Road
  Wayland, Massachusetts 01778
  Attention: Paul R. Lucchese, Secretary

        Each Submission should bear a clear notation indicating that it is a "Stockholder—Director Communication."

        The Secretary of the Company will make copies of all such Submissions and circulate them to the Board of Directors or the appropriate committee thereof. In order to avoid uncertainty as to the date on which a Submission was received by the Company, the Company suggests that proponents send Submissions by Certified Mail—Return Receipt Requested.

        The Company intends to hold its next annual meeting of stockholders in fiscal year 2010. Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the annual meeting of stockholders to be held in fiscal year 2010 must be received by the Secretary of the Company no later than July 17, 2009. Also, the Company's By-laws generally provide that any proposal or recommendation for nomination, to be eligible for consideration at the annual meeting of stockholders to be held in fiscal year 2010, must be received by the Secretary of the Company not later than the close of business on August 14, 2009 nor earlier than the close of business on July 15, 2009. The proposal or recommendation must also comply with the other procedural requirements set forth in the Company's By-laws, a copy of which is on file with the SEC.

EXPENSES AND SOLICITATIONS

        The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by Directors, officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Company may retain a proxy solicitation firm to assist in the solicitation of proxies. The Company will bear all reasonable solicitation fees and expenses if it retains such a proxy solicitation firm.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors, executive officers, and persons who own more than 10% of a registered class of the Company's equity securities (collectively, "Reporting Persons") to file initial reports of ownership and reports of changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all such filings. Based on its review of the copies of such filings, if any, and written representations from certain Reporting Persons received by it with respect to the fiscal year ended June 28, 2008, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended June 28, 2008, except that Mr. Caplan failed to timely file one Initial Statement of Beneficial Ownership on Form 3 of Securities and one Statement of Changes in Beneficial Ownership on Form 4. Mr. Caplan subsequently filed the necessary Form 3 and Form 4.

 CODE OF BUSINESS CONDUCT AND ETHICS

        The Company has adopted a Code of Business Conduct and Ethics that applies to all Directors, officers (including its Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, and Controller), and employees of the Company. The Company has posted its Code of Business Conduct and Ethics to the "Investor Relations" section of its website at www.candelalaser.com.

 Appendix A

CANDELA CORPORATION

2008 STOCK PLAN

October 27, 2008

        1.    Purpose.    The purpose of this Candela Corporation 2008 Stock Plan (the "Plan") is to encourage employees of Candela Corporation (the "Company") and employees of any present or future subsidiary of the Company (collectively, "Related Corporations") and other individuals who render services to the Company or any Related Corporation, by providing opportunities to participate in the ownership of the Company's common stock, $.01 par value per share (the "Common Stock"), and its future growth through (a) the grant of options which qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); (b) the grant of options that do not qualify as ISOs ("Non-Qualified Options"); (c) the grant of stock appreciation rights ("SARs"); (d) the grant of restricted stock ("Restricted Stock"); and (e) the grant of restricted stock unit awards ("RSUs"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." Options, SARs, Restricted Stock and RSUs are referred to hereafter collectively as "Stock Rights." As used herein, the term "subsidiary" means a "subsidiary corporation," as that term is defined in Section 424 of the Code.

        2.    Administration of the Plan.

          A.    Board or Committee Administration.    The Plan shall be administered by the Board of Directors of the Company (the "Board") or, if so designated by the Board, by the Compensation Committee of the Board, or such other committee or committees as may be appointed by the Board from time to time (the "Committee"). Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. To the extent allowed by applicable state law, the Board by resolution may authorize an officer or officers to grant Stock Rights within parameters prescribed by the Board to other officers and employees of the Company. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom (from among the class of employees eligible under paragraph 3 to receive ISOs) ISOs shall be granted, and to whom (from among the class of individuals eligible under paragraph 3 to receive Non-Qualified Options, SARs, Restricted Stock, and RSUs) Non-Qualified Options, SARs, Restricted Stock, and RSUs may be granted; (ii) determine the time or times at which Stock Rights shall be granted; (iii) determine the purchase price of shares subject to each Option; (iv) determine the grant price of SARs as specified in subparagraph 6(D); (v) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (vi) determine (subject to paragraph 6) the time or times when each Option or SAR shall become exercisable and the duration of the exercise period; (vii) determine the terms and conditions of any Stock Right granted under the Plan, (viii) prescribe the forms of any instruments applicable to the grant of any Stock Right, which need not be identical, (ix) interpret the Plan and prescribe and rescind rules and regulations relating to it, and (x) make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

          B.    Committee Actions.    The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

          C.    Grant of Stock Rights to Members of the Board.    Stock Rights (other than ISOs) may be granted to members of the Board. All grants of Stock Rights to members of the Board shall in all respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who either (i) are eligible to receive grants of Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan.

          D.    Performance-Based Compensation.

            (i)    The Committee may take such action as may be necessary to ensure that Stock Rights granted under the Plan qualify as qualified "performance-based compensation" within the meaning of Section 162(m) of the Code and applicable regulations promulgated thereunder ("Performance-Based Compensation"). Such action may include, in the Committee's discretion, some or all of the following:

              (a)   requiring that the Plan be administered by a Committee consisting solely of two or more "outside directors" (as defined in applicable regulations promulgated under Section 162(m) of the Code); and

              (b)   specifying one or more of the Performance Measures (as defined below) set forth in this subparagraph 2(D) and determining the degree of granting, vesting and/or payout with respect to the Stock Rights.

            (ii)   The performance goals, if any, to be used for Stock Rights shall be chosen from among the following performance measures (the "Performance Measures"): earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, economic value created, market share, net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets, return on capital (based on earnings or cash flow), return on equity, return on investment, revenue, cash flow, operating margin, share price, total stockholder return, total market value, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation or information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. Performance Measures may be established at the Company, subsidiary or business unit levels. The targeted level or levels of performance with respect to any Performance Measures may be established at such levels and on such terms as the Committee may determine, in its discretion, including, without limitation, in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. Unless otherwise determined by the Committee, measurement of performance goals with respect to the Performance Measures above shall exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, as well as the cumulative effects of tax or accounting changes, each as determined in accordance with generally accepted accounting principles or identified in the Company's financial statements, notes to the financial statements, management's discussion and analysis or other public filings.

        3.    Eligible Employees and Others.    ISOs may be granted only to employees of the Company or any Related Corporation. Non-Qualified Options, SARs, Restricted Stock, and RSUs may be granted to any employee, officer or director (whether or not also an employee) or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant a Stock Right. The granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify such individual or entity from, participation in any other grant of Stock Rights.

        4.    Stock.

          A.    The shares of Common Stock subject to Stock Rights shall be authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares that may be issued pursuant to the Plan, is one million three hundred thousand (1,300,000), subject to adjustment as provided in paragraph 8. The number of shares of Common Stock available for issuance of ISOs under the Plan is one million three hundred thousand (1,300,000), subject to adjustment as provided in paragraph 8. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the unpurchased shares of Common Stock subject to such Option shall again be available for grants of Stock Rights under the Plan. Where payment upon exercise of a SAR is made in shares of Common Stock, only the net number of shares of Common Stock issued in connection with such exercise shall be deemed "issued" for purposes of this paragraph 4. If any Stock Right, other than an Option, granted under the Plan shall expire or terminate for any reason without delivery of Common Stock such shares of Common Stock subject to the Stock Right shall again be available for grants of Stock Rights under the Plan.

          B.    No employee of the Company or any Related Corporation may be granted Options and/or SARs with respect to more than seven hundred thousand (700,000) shares of Common Stock, in the aggregate, under the Plan during any fiscal year of the Company, subject to adjustment as provided in paragraph 8. No employee of the Company or any Related Corporation may be granted Restricted Stock or RSUs having a fair market value in excess of two million dollars ($2,000,000) under the Plan during any fiscal year of the Company.

        5.    Granting of Stock Rights.    Stock Rights may be granted under the Plan at any time on or after October 27, 2008 and prior to October 26, 2018.

        6.    Terms and Conditions of Options and SARs.

          A.    Grant of Options or SARs.    Subject to subparagraph 2(A), Options and SARs shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in this paragraph 6 and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options or SARs and the treatment of Options or SARs upon a termination of employment as specified in subparagraph 6(H). The Committee may specify that any Non-Qualified Option or SARs shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. SARs may be granted in tandem with an Option ("Tandem SARs"), or may be granted on a freestanding basis, not related to any Option ("Freestanding SARs"), or any combination of these forms of SARs. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

          B.    Price for Options and SARs.

            (i)    Price for Non-Qualified Options.    The exercise price per share specified in the instrument relating to each Non-Qualified Option granted under the Plan shall not be less than the fair market value, as determined in accordance with subparagraph 6(D), per share of the Common Stock of the Company on the date of grant.

            (ii)    Price for ISOs.    The exercise price per share specified in the instrument relating to each ISO granted under the Plan shall not be less than the fair market value, as determined in accordance with subparagraph 6(D), per share of the Common Stock on the date of grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the exercise price per share specified in the instrument relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value, as determined in accordance with subparagraph 6(D), per share of the Common Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

            (iii)    Price of SARs.    The grant price per share specified in the instrument relating to each Freestanding SAR granted under the Plan shall not be less than the fair market value, as determined in accordance with subparagraph 6(D), per share of the Common Stock on the date of grant. The grant price per share specified in the instrument relating to each Tandem SAR granted under the Plan shall equal the exercise price of the related Option.

          C.    $100,000 Annual Limitation on ISO Vesting.    Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options, and the Company shall issue separate instruments to the optionee with respect to Options that are Non-Qualified Options and Options that are ISOs.

          D.    Determination of Fair Market Value.    Under the terms of the Plan, "fair market value" shall be determined as of the date of grant or, if the prices or quotes discussed in this paragraph are unavailable for such date, the last business day for which such prices or quotes are available prior to the date of grant and shall mean (i) the closing selling price per share of the Common Stock, if the Common Stock is traded on any established stock exchange or traded on a national market system; or (ii) the closing bid price last quoted by an established quotation service for over-the-counter securities, if the Common Stock is not traded on any established stock exchange or traded on a national market system. If the Common Stock is not publicly traded at the time an Option or SAR is granted under the Plan, "fair market value" shall mean the fair market value of a share of Common Stock as determined by the Committee in accordance with a valuation methodology approved in good faith by the Committee and in compliance with Section 409A of the Code and the regulations issued thereunder.

          E.    Option and SAR Duration.    Subject to earlier expiration as provided in subparagraph 6(H) or in the instrument relating to such Option or SAR, each Option and SAR shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant in the case of Options and SARs generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, as determined under subparagraph 6(B). Subject to earlier expiration as provided in subparagraph 6(H), the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to subparagraph 6(K).

          F.    Exercise of Options and SARs.    Subject to the provisions of this paragraph 6, each Option or SAR granted under the Plan shall be exercisable as follows:

            (i)    Vesting.    The Option or SAR shall be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

            (ii)    Full Vesting of Installments.    Once an installment becomes exercisable, it shall remain exercisable until expiration or termination of the Option or SAR, unless otherwise specified by the Committee.

            (iv)    Partial Exercise.    Each Option or, subject to subparagraph 6(G)(ii), each SAR or installment thereof, may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable

            (v)    Acceleration of Vesting.    The Committee shall have the right to accelerate the date that any installment of any Option or SAR becomes exercisable; provided that the Committee shall not, without the consent of an optionee, accelerate the permitted exercise date of any installment of any Option granted pursuant to subparagraph 6(K) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in subparagraph 6(C).

          G.    Means of Exercising Options and SARs.

            (i)    Options.    An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the optionee's direction at the time of exercise, or (d) at the discretion of the Committee, by any combination of (a), (b) and (c) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), or (d) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by such Option until the date of issuance of a stock certificate to such holder for such shares. Except as expressly provided in paragraph 8 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

            (ii)    SARs.    Tandem SARs may be exercised for all or part of the shares of Common Stock subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the shares of Common Stock for which its related Option is then exercisable. Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying ISO and the fair market value of the shares of Common Stock subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the fair market value of the shares of Common Stock subject to the ISO exceeds the exercise price of the ISO. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them and sets forth in the applicable instrument relating to the grant of such Freestanding SARs. Upon exercise of a SAR, a grantee shall be entitled to receive payment from the Company in an amount determined by multiplying: (1) the difference between the fair market value of a share of Common Stock on the date of exercise over the grant price; by (2) the number of shares of Common Stock with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof.

          H.    Termination of Employment.

            (i)    ISOs.

              (a)    Termination Other than for Death or Disability.    Unless otherwise specified in the instrument relating to an ISO, if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined below, no further installments of his or her ISOs shall become exercisable, and his or her ISOs shall terminate on the earlier of (1) three months after the date of termination of his or her employment, or (2) their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to subparagraph 6(K). For purposes of this subparagraph 6(H), employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to re-employment is guaranteed by statute or by contract. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this subparagraph 6(H), provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Option the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

              (b)    Death.    If an ISO optionee ceases to be employed by the Company by reason of his or her death, any ISO owned by such optionee may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, until the earlier of (1) the specified expiration date of the ISO or (2) 180 days from the date of the optionee's death.

              (c)    Disability.    If an ISO optionee ceases to be employed by the Company by reason of his or her disability, such optionee shall have the right to exercise any ISO held by him or her on the date of termination of employment, for the number of shares for which he or she could have exercised it on that date, until the earlier of (1) the specified expiration date of the ISO or (2) 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or any successor statute.

            (ii)    Non-Qualified Options and SARs.    Each instrument relating to the grant of a Non-Qualified Option or SAR shall set forth the treatment of such Non-Qualified Option or SAR following termination of the optionee's or grantee's employment or, if the grant is made to a director or consultant, service with the Company or any Related Corporation. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all grants and may reflect distinctions based on the reasons for termination or employment or service. Nothing in the Plan shall be deemed to give any optionee or grantee the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

          I.    Transferability of Options and SARs.    Except as otherwise provided in this subparagraph 6(I), an Option or SAR may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the optionee or grantee, only by the optionee or grantee. Notwithstanding the foregoing, with the consent of the Board or the Committee thereof, in either case in its sole discretion, an optionee or grantee may transfer all or a portion of his or her vested Non-Qualified Options or SARs to a trust for the exclusive benefit of the optionee or grantee and/or one or more Immediate Family Members or spouses of Immediate Family Members. For the purposes of this subparagraph 6(I), "Immediate Family Members" shall mean the optionee's or grantee's spouse, former spouse, children or grandchildren, whether natural or adopted. As a condition to any transfer pursuant to this subparagraph 6(I) each such transferee shall agree in writing (in a form satisfactory to the Committee) to be bound by the terms and conditions of the Option or SAR instrument evidencing such transferred Option or SAR, as well as any additional restrictions or conditions as the Committee may require. Following the transfer of an Option or SAR in accordance with this subparagraph 6(I), the term "optionee" and "grantee" shall refer to the original transferee, except that, with respect to any requirements of continued service or employment or provision of the Company's tax withholding obligations, such terms shall refer to the optionee or grantee. The Committee shall have no obligation to notify any transferee of any termination of the transferred Option or SAR, including an early termination resulting from the termination of employment or service of the original optionee or grantee. No transferee shall make a subsequent transfer of a transferred Option or SAR except to the original optionee or grantee or as otherwise provided in this subparagraph 6(I).

          J.    Notice to Company of a Disqualifying Disposition.    By accepting an ISO granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted, or (b) the date one year following the date the ISO was exercised.

          K.    Modifications of ISOs; Conversion of ISOs into Non-Qualified Options.    Subject to subparagraph 8(D), without the prior written consent of the holder of an ISO, the Committee shall not alter the terms of such ISO (including the means of exercising such ISO) if such alteration would constitute a modification (within the meaning of Section 424(h)(3) of the Code). The Committee, at the written request or with the written consent of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. Upon the taking of such action, the Company shall issue separate instruments to the optionee with respect to Options that are Non-Qualified Options and Options that are ISOs.

        7.    Terms and Conditions of Restricted Stock and RSUs.

          A.    Grant of Restricted Stock and RSUs.    Subject to subparagraph 2(A), Restricted Stock and RSUs shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in this paragraph 7 and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan.

          B.    Restrictions.    Restricted Stock or RSUs shall be subject to such restrictions on transferability and other restrictions as the Committee may impose. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Restricted Stock or RSUs. Except as otherwise provided in the applicable instrument relating to the grant of the Restricted Stock or RSUs, a grantee shall have all of the rights of a shareholder with respect to the Restricted Stock, and such grantee shall have none of the rights of a stockholder with respect to RSUs until such time as shares of Common Stock are paid in settlement of the RSUs.

          C.    Termination of Employment.    Each instrument relating to the grant of the Restricted Stock or RSUs shall set forth the treatment of Restricted Stock or RSUs following termination of the grantee's employment or, if the grant is made to a director or consultant, service with the Company or any Related Corporation. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all grants and may reflect distinctions based on the reasons for termination of employment or service. Nothing in the Plan shall be deemed to give any grantee of any Restricted Stock or RSUs the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

          D.    Nontransferability of Restricted Stock and RSUs.    Except as otherwise determined by the Committee, during the applicable period of restriction, a grantee's Restricted Stock, RSUs and rights relating thereto shall be available during the grantee's lifetime only to such grantee, and such Restricted Stock or RSUs and related rights may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

        8.    Adjustments.    Upon the occurrence of any of the following events, an optionee's or grantee's rights with respect to Stock Rights granted to such optionee or grantee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written instrument applicable to such Stock Right between the optionee or grantee and the Company:

          A.    Stock Dividends and Stock Splits.    If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options or SARs and the number of Shares subject to any Restricted Stock or RSUs shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share of Options or SARs to reflect such subdivision, combination or stock dividend.

          B.    Consolidations or Mergers.    If the Company is to be consolidated with or acquired by another entity in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company's assets or otherwise (each, an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Stock Rights, either (i) make appropriate provision for the continuation of such Stock Rights by substituting on an equitable basis for the shares then subject to such Stock Rights either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or successor corporation, or (c) such other securities as the Successor Board deems appropriate; or (ii) upon written notice to the optionees and grantees, provide that all Options and SARs must be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period the Options and SARs shall terminate; (iii) terminate all Options and SARs in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options or SARs (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price thereof, or (iv) terminate all Stock Rights, other than Options and SARs, on such terms and conditions as the Committee deems appropriate, including providing for the cancellation of such Stock Rights for a cash payment to the grantee.

          C.    Recapitalization or Reorganization.    In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph 8(B) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee or grantee upon exercising an Option or SAR shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Option or SAR prior to such recapitalization or reorganization.

          D.    Modification of ISOs.    Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs 8(A), (B) or (C) with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

          E.    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, each Stock Right will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

          F.    Issuances of Securities.    Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to a Stock Right or price of shares of Common Stock subject to Options and SARs. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

          G.    Fractional Shares.    No fractional shares shall be issued under the Plan and the optionee and grantee shall receive from the Company cash in lieu of such fractional shares.

          H.    Actions of the Committee or Board.    Upon the happening of any of the events described in subparagraphs 8(A), (B) or (C) above, (i) the class and aggregate number of shares set forth in paragraph 4(A) hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs, (ii) the class and aggregate number of shares set forth in paragraph 4(A) hereof that are subject to ISOs which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs and (iii) the class and aggregate number of shares set forth in paragraph 4(B) hereof that are subject to Options and SARs which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 8 and, subject to paragraph 2, its determination shall be conclusive. Notwithstanding the foregoing, as may be determined by the Committee, any such adjustment shall not (i) cause a Stock Right which is exempt from Section 409A of the Code to become subject to Section 409A of the Code or (ii) cause an Stock Right subject to Section 409A of the Code not to comply with the requirements of Section 409A of the Code.

        9.    Term and Amendment of Plan.    This Plan was adopted by the Board on October 27, 2008, subject to approval of the Plan by the stockholders of the Company. The Plan shall expire 10 years from the date of Board approval (except as to Options outstanding on that date). The Board may terminate or amend the Plan in any respect at any time, except that, no amendment which requires stockholder approval in order for the Plan to continue to comply with any rule promulgated by the Securities and Exchange Commission or any securities exchange on which shares of Common Stock are listed or any applicable laws shall be effective unless such amendment is approved by the requisite vote of the stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule, including, without limitation, an amendment relating to the following: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 8); (b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 8); and (d) the expiration date of the Plan may not be extended. Except as otherwise provided herein, in no event may action of the Board or stockholders alter or impair the rights of a grantee or optionee, without such grantee's or optionee's consent, under any Stock Right previously granted to such grantee or optionee.

        10.    Application of Funds.    The proceeds received by the Company from the sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes.

        11.    Withholding of Additional Income Taxes.    Upon the exercise of a Non-Qualified Option, the exercise of a SAR, the making of a Disqualifying Disposition (as defined in subparagraph 6(J)), the vesting or transfer of Restricted Stock or RSUs or securities acquired on the exercise of an Option or SAR hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includible in gross income. The Committee in its discretion may condition (A) the exercise of an Option, (B) the transfer of a Non-Qualified Option, (C) the exercise of a SAR, or (D) the vesting or transferability of Restricted Stock or RSUs or securities acquired by exercising an Option or SAR, on the optionee's or grantee's making satisfactory arrangements for such withholding. Such arrangements may include payment by the optionee or grantee in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the optionee's or grantee's delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of a Option or SAR shares having an aggregate fair market value equal to the amount of such withholding taxes.

        12.    Governmental Regulation.    The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares. Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to send tax information statements to employees and former employees that exercise ISOs under the Plan, and the Company may be required to file tax information returns reporting the income received by optionees in connection with the Plan.

        13.    Governing Law.    The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of Delaware, or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

        14.    Code Section 409A.    To the extent applicable, it is intended that this Plan and any Stock Rights granted hereunder comply with, and should be interpreted consistent with, the requirements of Section 409A of the Code and any related regulations or other guidance promulgated thereunder by the U.S. Department of the Treasury or the Internal Revenue Service.

 Register of Amendments to 2008 Stock Plan

Date	Section Affected	Change

 Appendix B

CANDELA CORPORATION

AMENDMENT TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

        The Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") of Candela Corporation (the "Corporation") is hereby amended as follows:

        1.     Paragraph 4 of the Certificate of Incorporation is amended and restated in its entirety as follows:

          The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is sixty-five million (65,000,000) shares, consisting of sixty million (60,000,000) shares of common stock with a par value of one cent ($0.01) per share (the "Common Stock") and five million (5,000,000) shares of preferred stock with a par value of one cent ($0.01) per share (the "Preferred Stock").

          A description of the respective classes of stock and a statement of the designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:

  A.    PREFERRED STOCK

          The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Corporation's Board of Directors may determine. Each series of Preferred Stock shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as otherwise provided in this Certificate of Incorporation, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

          The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more series, each with such designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board of Directors to create such series, and a certificate of said resolution or resolutions shall be filed in accordance with the General Corporation Law of the State of Delaware. The authority of the Board of Directors with respect to each such series shall include, without limitation of the foregoing, the right to provide that the shares of each such series may: (i) have such distinctive designation and consist of such number of shares; (ii) be subject to redemption at such time or times and at such price or prices; (iii) be entitled to the benefit of a retirement or sinking fund for the redemption of such series on such terms and in such amounts; (iv) be entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series of stock; (v) be entitled to such rights upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs, or upon any distribution of the assets of the Corporation in preference to, or in such relation to, any other class or classes or any other series of stock; (vi) be convertible into, or exchangeable for, shares of any other class or classes or any other series of stock at such price or prices or at such rates of exchange and with such adjustments, if any; (vii) be entitled to the benefit of such conditions, limitations or restrictions, if any, on the creation of indebtedness, the issuance of additional shares of such series or shares of any other series of Preferred Stock, the amendment of this Certification of Incorporation or the Corporation's By-Laws, the payment of dividends or the

B-1

  making of other distributions on, or the purchase, redemption or other acquisition by the Corporation of, any other class or classes or series of stock, or any other corporate action; or (viii) be entitled to such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors may deem advisable and as are not inconsistent with law and the provisions of this Certificate of Incorporation.

  B.    COMMON STOCK

          1.     Relative Rights of Preferred Stock and Common Stock.    All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

          2.     Voting Rights.    Except as otherwise required by law or this Certificate of Incorporation, each holder of shares of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Notwithstanding the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware, the holders of shares of Common Stock shall vote together with the holders of shares of Preferred Stock as a single class with respect to any proposed amendment hereto that would increase the number of shares authorized of Common Stock with each such share being entitled to such number of votes per share as is provided in this Paragraph 4, and the holders of shares of Common Stock shall not be entitled to a separate class vote with respect thereto.

          3.     Dividends.    Subject to the preferential rights of the Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

          4.     Dissolution, Liquidation or Winding Up.    In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of shares of Common Stock shall be entitled, unless otherwise provided by law or this Certificate of Incorporation, to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

        2.     Except as modified hereby, the Certificate of Incorporation shall remain in full force and effect.

        3.     This amendment may be memorialized as a separate amendment to the Certificate of Incorporation or included in an amended and restated Certificate of Incorporation.

B-2

CANDELA CORPORATION

Proxy for the Annual Meeting of Stockholders

December 12, 2008

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF CANDELA CORPORATION

The undersigned, revoking all prior proxies, hereby appoints Gerard E. Puorro and Paul R. Lucchese, and each of them alone, proxies, with full power of substitution, to vote all shares of stock of Candela Corporation (the “Company”) the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Friday, December 12, 2008, at 10:00 a.m. (local time), at the offices of Dewey & LeBoeuf LLP, 23rd Floor, 260 Franklin Street, Boston, Massachusetts 02110, and at any adjournments or postponements thereof, with all powers the undersigned would possess if present, upon the matters set forth in the Notice of Annual Meeting of Stockholders and related Proxy Statement dated November 12, 2008, a copy of which has been received by the undersigned, and in their discretion upon any other business that may properly come before the meeting or any adjournments or postponements thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN BY THE UNDERSIGNED.  IF NO SPECIFICATIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSALS IN ITEMS 2, 3, 4, AND 5.

Address Changes:

(If you noted any address changes above, please check the corresponding box on the reverse side.)

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

CANDELA CORPORATION

530 BOSTON POST ROAD

WAYLAND, MASSACHUSETTS  01778

THREE WAYS TO PROVIDE VOTING INSTRUCTIONS!

Providing voting instructions by Internet or telephone is convenient and saves money. If you wish, you may still provide voting instructions by mail.

Vote-by-Internet

Log on to the Internet and go to http://www.proxyvote.com. Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and then follow the instructions.

Vote-by-Telephone

Call toll-free 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

Vote-by-Mail Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you provide voting instructions by Internet or by telephone, please do not mail this proxy card. Thank you.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

CANDELA CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS, EACH OF WHICH IS PROPOSED BY CANDELA CORPORATION.

1.                                       To elect the following six persons as members to the Board of Directors, each to serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal:

Nominees:

(01) George A. Abe, (02) Ben Bailey III, (03) Nancy E. Nager, (04) Gerard E. Puorro, (05) Kenneth D. Roberts, and (06) Douglas W. Scott.

☐                                    FOR ALL

☐                                    WITHHOLD ALL

☐                                    FOR ALL EXCEPT

To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

2.                                       To approve and adopt the Company’s 2008 Stock Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.                                       To approve and adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation to create a class of preferred stock, $0.01 par value per share, and to authorize the issuance of up to

5,000,000 shares of such preferred stock.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.                                       To ratify the selection of BDO Seidman, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 27, 2009.

☐	FOR	☐	AGAINST	☐	ABSTAIN

5.                                       To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

☐                                    For address changes, please check this box and write them on the back where indicated.

NOTE:  Please sign exactly as your name(s) appear above. If stock is held jointly, each owner should sign. When signing as an officer, executor, administrator, attorney, trustee or guardian, or in any other legal capacity, please give your full title(s) as such under signature(s).

Signature:	Signature:
Title:	Title:
Date:	Date:

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
CANDELA CORPORATION 530 Boston Post Road Wayland, Massachusetts 01778 (508) 358-7400
PROXY STATEMENT November 12, 2008
GENERAL INFORMATION
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 APPROVAL AND ADOPTION OF THE 2008 STOCK PLAN
PROPOSAL NO. 3 APPROVAL AND ADOPTION OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION
PROPOSAL NO. 4 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
STOCKHOLDER PROPOSALS, RECOMMENDATIONS FOR NOMINATION AND COMMUNICATION
EXPENSES AND SOLICITATIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CODE OF BUSINESS CONDUCT AND ETHICS
  Appendix A
CANDELA CORPORATION 2008 STOCK PLAN October 27, 2008
Register of Amendments to 2008 Stock Plan
  Appendix B